                                                                  EXECUTION COPY

================================================================================

                                     AMERCO
             AND THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

                 12% SENIOR SUBORDINATED SECURED NOTES DUE 2011

                        -------------------------------

                                    INDENTURE

                           Dated as of March 15, 2004

                        -------------------------------

                              THE BANK OF NEW YORK,

                                   as Trustee

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                                     Indenture
Section                                                                                    Section
-------                                                                                  -----------
310(a)(1)..........................................................................      7.10
   (a)(2)..........................................................................      7.10
   (a)(3)..........................................................................      N.A.
   (a)(4)..........................................................................      N.A.
   (a)(5)..........................................................................      7.10
   (b).............................................................................      7.10
   (c).............................................................................      N.A.
311(a).............................................................................      7.11
   (b).............................................................................      7.11
   (c).............................................................................      N.A.
312(a).............................................................................      2.05
   (b).............................................................................      14.03
   (c).............................................................................      14.03
313(a).............................................................................      7.06
   (b).............................................................................      7.06; 7.07
   (c).............................................................................      7.06; 14.02
   (d).............................................................................      7.06
314(a).............................................................................      4.03
314(a)(4)..........................................................................      14.05
   (c)(1)..........................................................................      14.04
   (c)(2)..........................................................................      14.04
   (c)(3)..........................................................................      N.A.
   (e).............................................................................      14.05
   (f).............................................................................      N.A.
315(a).............................................................................      7.01
   (b).............................................................................      7.05;14.02
   (c).............................................................................      7.01
   (d).............................................................................      7.01
   (e).............................................................................      6.11
316(a) (last sentence).............................................................      2.09
   (a)(1)(A).......................................................................      6.05
   (a)(1)(B).......................................................................      6.04
   (a)(2)..........................................................................      N.A.
   (b).............................................................................      6.06; 6.07
   (c).............................................................................      2.12
317(a)(1)..........................................................................      6.08
   (a)(2)..........................................................................      6.09
   (b).............................................................................      2.04
318(a).............................................................................      14.01
   (b).............................................................................      N.A.
   (c).............................................................................      14.01

N.A. means Not Applicable

Note: This Cross-Reference Table is not part of this Agreement.

                                TABLE OF CONTENTS

                                                                                                             PAGE
                                              ARTICLE I
                                DEFINITIONS AND INCORPORATION BY REFERENCE

1.01     Definitions......................................................................................     1
1.02     Other Definitions................................................................................    27
1.03     Incorporation by Reference of Trust Indenture Act................................................    28
1.04     Rules of Construction............................................................................    28

                                              ARTICLE II
                                              THE NOTES

2.01     Form and Dating..................................................................................    29
2.02     Execution and Authentication.....................................................................    29
2.03     Registrar and Paying Agent.......................................................................    30
2.04     Paying Agent to Hold Money in Trust..............................................................    30
2.05     Holder Lists.....................................................................................    31
2.06     Transfer and Exchange............................................................................    31
2.07     Replacement Notes................................................................................    35
2.08     Outstanding Notes................................................................................    35
2.09     Treasury Notes...................................................................................    35
2.10     Temporary Notes..................................................................................    36
2.11     Cancellation.....................................................................................    36
2.12     Defaulted Interest...............................................................................    36
2.13     CUSIP Numbers....................................................................................    36

                                              ARTICLE III
                                      REDEMPTION AND PREPAYMENT

3.01     Notices to Trustee...............................................................................    37
3.02     Selection of Notes to Be Redeemed................................................................    37
3.03     Notice of Redemption.............................................................................    37
3.04     Effect of Notice of Redemption...................................................................    38
3.05     Deposit of Redemption Price......................................................................    38
3.06     Notes Redeemed in Part...........................................................................    39
3.07     Optional Redemption..............................................................................    39
3.08     Mandatory Redemption.............................................................................    39

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                             PAGE
                                              ARTICLE IV
                                              COVENANTS

4.01     Payment of Notes.................................................................................    40
4.02     Maintenance of Office or Agency..................................................................    40
4.03     Reports..........................................................................................    40
4.04     Compliance Certificate...........................................................................    41
4.05     Taxes............................................................................................    42
4.06     Stay, Extension and Usury Laws...................................................................    42
4.07     Restricted Payments..............................................................................    43
4.08     Dividend and Other Payment Restrictions Affecting Subsidiaries...................................    45
4.09     Limitation on Additional Indebtedness............................................................    46
4.10     Asset Sales......................................................................................    48
4.11     Transactions with Affiliates and Designated Persons..............................................    50
4.12     Liens............................................................................................    51
4.13     Business Activities..............................................................................    51
4.14     Corporate Existence..............................................................................    51
4.15     Offer to Repurchase Upon Change of Control.......................................................    51
4.16     Designation of Unrestricted Subsidiaries.........................................................    53
4.17     Limitation on Issuance or Sale of Equity Interests of Restricted Subsidiaries....................    54
4.18     Additional Note Guarantees.......................................................................    54
4.19     Limitations on Sale and Leaseback Transactions...................................................    54
4.20     Payments for Consent.............................................................................    55

                                              ARTICLE V
                                              SUCCESSORS

5.01     Merger, Consolidation, or Sale of Assets.........................................................    55
5.02     Successor Corporation Substituted................................................................    56

                                              ARTICLE VI
                                       DEFAULTS AND REMEDIES

6.01     Events of Default................................................................................    57
6.02     Acceleration.....................................................................................    58
6.03     Other Remedies...................................................................................    59

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                             PAGE
6.04     Waiver of Past Defaults..........................................................................    59
6.05     Control by Majority..............................................................................    60
6.06     Limitation on Suits..............................................................................    60
6.07     Rights of Holders of Notes to Receive Payment....................................................    60
6.08     Collection Suit by Trustee.......................................................................    61
6.09     Trustee May File Proofs of Claim.................................................................    61
6.10     Priorities.......................................................................................    61
6.11     Undertaking for Costs............................................................................    62
6.12     Actions of a Holder..............................................................................    62

                                              ARTICLE VII
                                                TRUSTEE

7.01     Duties of Trustee................................................................................    62
7.02     Rights of Trustee................................................................................    63
7.03     Individual Rights of Trustee.....................................................................    64
7.04     Trustee's Disclaimer.............................................................................    64
7.05     Notice of Defaults...............................................................................    65
7.06     Reports by Trustee to Holders of the Notes.......................................................    65
7.07     Compensation and Indemnity.......................................................................    65
7.08     Replacement of Trustee...........................................................................    66
7.09     Successor Trustee by Merger, etc.................................................................    67
7.10     Eligibility; Disqualification....................................................................    67
7.11     Preferential Collection of Claims Against Company................................................    67

                                              ARTICLE VIII
                                LEGAL DEFEASANCE AND COVENANT DEFEASANCE

8.01     Option to Effect Legal Defeasance or Covenant Defeasance.........................................    67
8.02     Legal Defeasance and Discharge...................................................................    67
8.03     Covenant Defeasance..............................................................................    68
8.04     Conditions to Legal or Covenant Defeasance.......................................................    68
8.05     Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous
         Provisions.......................................................................................    70
8.06     Repayment to Company.............................................................................    70

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                             PAGE
8.07     Reinstatement....................................................................................    71

                                              ARTICLE IX
                                  AMENDMENT, SUPPLEMENT AND WAIVER

9.01     Without Consent of Holders of Notes..............................................................    71
9.02     With Consent of Holders of Notes.................................................................    72
9.03     Compliance with Trust Indenture Act..............................................................    73
9.04     Revocation and Effect of Consents................................................................    73
9.05     Notation on or Exchange of Notes.................................................................    74
9.06     Trustee to Sign Amendments, etc..................................................................    74

                                              ARTICLE X
                                           NOTE GUARANTEES

10.01    Guarantee........................................................................................    75
10.02    Limitation on Guarantor Liability................................................................    76
10.03    Execution and Delivery of Note Guarantee.........................................................    76
10.04    Guarantors May Consolidate, etc., on Certain Terms...............................................    76
10.05    Releases Following Sale of Assets................................................................    77

                                              ARTICLE XI
                                         COLLATERAL; ESCROW

11.01    Delivery of Security Documents...................................................................    78
11.02    Recording and Opinions...........................................................................    78
11.03    Possession and Use of Collateral.................................................................    79
11.04    Release and Disposition of Collateral............................................................    79
11.05    Escrowed Restated SAC Notes......................................................................    80

                                              ARTICLE XII
                                             SUBORDINATION

12.01    Agreement to Subordinate.........................................................................    80
12.02    Liquidation, Dissolution or Bankruptcy...........................................................    80
12.03    Default on Senior Indebtedness...................................................................    81
12.04    Obligations of the Trustee and the Holders.......................................................    81
12.05    Subrogation......................................................................................    82
12.06    Obligations of Company Unconditional.............................................................    83

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                             PAGE
12.07    Notice by the Company............................................................................    83
12.08    Right as Holder of Senior Indebtedness...........................................................    83
12.09    Reinstatement....................................................................................    83
12.10    Rights of Trustee and Paying Agent...............................................................    84
12.11    Trust Moneys Not Subordinated....................................................................    84
12.12    No Subordination with respect to Collateral......................................................    84
12.13    Trustee to Effectuate Subordination..............................................................    84
12.14    Trustee Not Fiduciary for Holders of Senior Indebtedness.........................................    85
12.15    Reliance by Holders of Senior Indebtedness on Subordination Provisions...........................    85
12.16    Trustee's Rights.................................................................................    85

                                              ARTICLE XIII
                                       SATISFACTION AND DISCHARGE

13.01    Satisfaction and Discharge.......................................................................    85
13.02    Application of Trust Money.......................................................................    86

                                              ARTICLE XIV
                                             MISCELLANEOUS

14.01    Trust Indenture Act Controls.....................................................................    86
14.02    Notices..........................................................................................    86
14.03    Communication by Holders of Notes with Other Holders of Notes....................................    88
14.04    Certificate and Opinion as to Conditions Precedent...............................................    88
14.05    Statements Required in Certificate or Opinion....................................................    88
14.06    Rules by Trustee and Agents......................................................................    88
14.07    No Personal Liability of Directors, Officers, Employees and Stockholders.........................    89
14.08    Governing Law....................................................................................    89
14.09    No Adverse Interpretation of Other Agreements....................................................    89
14.10    Successors.......................................................................................    89
14.11    Severability.....................................................................................    89
14.12    Counterpart Originals............................................................................    89
14.13    Table of Contents, Headings, etc.................................................................    89

EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF NOTE GUARANTEE
Exhibit C         FORM OF SUPPLEMENTAL INDENTURE
Exhibit D         FORM OF PLEDGE AGREEMENT
Exhibit E         FORM OF SECURITY AGREEMENT

Schedule G        LIST OF GUARANTORS

         INDENTURE dated as of March 15, 2004 (the "Agreement" or the "Indenture") by and among AMERCO, the Guarantors and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.01     Definitions.

         "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

         "Affiliate" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referenced Person. Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referenced Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, SAC Holding shall not be deemed to be an Affiliate of the Company for purposes of this Agreement.

         "Agent" means any Registrar or Paying Agent.

         "Agreement" means this Indenture, as amended or supplemented from time to time.

         "amend" means to amend, supplement, restate, amend and restate or otherwise modify; and "amendment" shall have a correlative meaning.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "Appraised Value" with respect to any asset means the fair market value of such asset as determined in good faith by an independent third-party appraiser, experienced in such appraisals and evidenced by a written appraisal signed by such appraiser and delivered to the Company.

         "AREC" means Amerco Real Estate Company, a Nevada corporation.

         "asset" means any asset or property.

         "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person in a Permitted Business if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of all or substantially all of the assets of any other Person in a Permitted Business or any division or line of business of any other Person that is a Permitted Business.

         "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of the Company or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

                  (1)      transfers of cash or Cash Equivalents;

                  (2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with Section 5.01 hereof;

                  (3) Permitted Investments and Restricted Payments permitted under Section 4.07 hereof;

                  (4)      the creation or realization of any Permitted Lien;

                  (5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries;

                  (6) conveyance, sale, transfer, assignment or other disposition of inventory and other assets acquired and held for resale in the ordinary course of business;

                  (7) conveyance, sale, transfer, assignment or other disposition by an Insurance Subsidiary of securities of Persons (other than the Company or its Subsidiaries) constituting a portion of its investment portfolio in the ordinary course of business consistent with past practices;

                  (8) surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other litigation claims;

                  (9) grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

                  (10) any transfer of the real property and improvements covered by the Synthetic Leases;

                  (11) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $4.0 million during any fiscal year.

         "Attributable Indebtedness", when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

         "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the board of directors or comparable governing body of such Person.

         "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law to close.

         "Capital Stock" means (1) in the case of a corporation, corporate stock, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Capitalized Lease" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Equivalents" means: (1) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (2) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (3) commercial paper maturing no more than

270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (4) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (5) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (6) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (1) through (5) above.

         "Change of Control" means: (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Persons, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 30% of the voting power of the total outstanding Voting Stock of the Company; provided, however, that such event shall not be deemed to be a Change of Control so long as the Permitted Persons own Voting Stock representing in the aggregate a greater percentage of the total voting power of the Voting Stock of the Company than such other person or group; (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of the majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company; (3) (a) all or substantially all of the assets of the Company and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary that is a Guarantor or (b) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person; or (4) the Company shall adopt a Plan of Liquidation or plan of dissolution or any such plan shall be approved by the stockholders of the Company.

         "Collateral" means (i) the Oxford Stock, (ii) the Sale Property, (iii) the Surplus Property, (iv) the Restated SAC Notes Escrow Account, (v) the 3.08(b) Account, (vi) the PWC Litigation Collateral (defined in the Security Agreement), (vii) the Sale Agreements (defined in the Security Agreement),
(viii) the Pay Proceeds Agreements, (ix)) proceeds thereof, all as provided in and subject to the Security Documents, and (x) all other Collateral described in the Security Agreement and all other Pledged Collateral described in the Pledge Agreement.

         "Collateral Agent" means The Bank of New York, in its capacity as collateral agent as provided for in Section 11.06 of this Agreement, or any successor thereto.

          "Company" means AMERCO, a Nevada corporation, and any and all successors thereto and not any of its Subsidiaries.

         "Consolidated Amortization Expense" for any period means the amortization expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Cash Flow" for any period means, without duplication, the sum of the amounts for such period of (1) Consolidated Net Income Available For Common Stock, plus (2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only to the extent (and in the same proportion) as the Net Income of such Person was included in the calculation of Consolidated Net Income, (a) Consolidated Income Tax Expense, (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense), (c) Consolidated Depreciation Expense, (d) Consolidated Interest Expense, (e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, and (f) Consolidated Restructuring Charges, minus (3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period, minus (4) cash payments with respect to any non-cash charges previously added back pursuant to clause 2(e) above.

         "Consolidated Depreciation Expense" for any period means the depreciation expense of the Company and the Restricted Subsidiaries for such period, including, without limitation, the amount of any impairment charge required in such period in respect of any assets, all determined on a consolidated basis in accordance with GAAP.

         "Consolidated Income Tax Expense" for any period means the provision for taxes of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Coverage Ratio" means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (for purposes of this definition, the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (for purposes of this definition, the "Transaction Date") to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

                  (1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

                  (2) any asset sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange
         Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period. In addition, for purposes of making the computation referred to above, (i) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Transaction Date, shall be excluded, and (ii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Transaction Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referenced Person or any of its Subsidiaries following the Transaction Date.

         If the Company or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

         In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of the Consolidated Interest Coverage Ratio: (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and (3) notwithstanding clause
(1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

         "Consolidated Interest Expense" for any period means the sum, without duplication, of the total interest expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication, (1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness, (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings, (3) the net costs associated with Hedging Obligations, (4) accretion of original issue discount and amortization of debt issuance costs, debt discount or premium and other financing fees and expenses, (5) the interest portion of any deferred payment obligations, (6) all other non-cash interest expense, (7) capitalized interest, (8) the amount of any Grossed-Up Preferred Dividends paid or accrued,
(9) all interest payable with respect to discontinued operations, and (10) all interest on any Indebtedness of any other Person guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on the assets of the Company or its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon).

         "Consolidated Net Income" for any period means the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

                  (1) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except to the extent that cash in an amount equal to any such income has actually been received by the Company or any of its Wholly-Owned Restricted Subsidiaries from such Person during such period;

                  (2) except to the extent includible in the consolidated net income of the Company pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary;

                  (3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

                  (4) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) other than for purposes of calculating the Restricted Payments Basket, any asset sale by the Company or any Restricted Subsidiary;

                  (5) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period;

                  (6) the net effect of the write off of any deferred financing charges resulting from the issuance of the Notes, the Term Loan B Notes and the New Credit Agreement;

                  (7) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of its acquisition; and

                  (8) the cumulative effect of a change in accounting principles.

         In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.07(a)(iii)(D) hereof shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

         "Consolidated Net Income Available For Common Stock" for any period means Consolidated Net Income of the Company and the Restricted Subsidiaries for such period minus any amounts paid or accrued during such period by the Company for the payment of dividends on its Preferred Stock.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

         "Consolidated Restructuring Charges" for any period means any extraordinary and/or non-recurring consolidated charges of the Company, representing restructuring charges, payments to restructuring financial advisors and legal counsel and non-cash impairment of asset charges that were deducted in arriving at Consolidated Net Income; provided, however, (a) the aggregate amount of Consolidated Restructuring Charges calculated for the 3-month period ending March 31, 2004 shall not exceed $75,000,000, (b) the aggregate amount of Consolidated Restructuring Charges calculated for the 3-month period ending June 30, 2004 shall not exceed $3,800,000, (c) the aggregate amount of Consolidated Restructuring Charges calculated for the 6-month period ending September 30, 2004 shall not exceed $7,500,000, (d) the aggregate amount of Consolidated Restructuring Charges calculated for the 9-month period ending December 31, 2004 shall not exceed $11,300,000, and (e) the aggregate amount of Consolidated Restructuring Charges calculated for the 12-month period ending March 31, 2005 and as of the end of each fiscal quarter thereafter shall not exceed $15,000,000.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Dealership Contract" means a U-Haul dealership contract between a Subsidiary of U-Haul, on the one hand, and a U-Haul Dealer, on the other hand.

         "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Deposit Accounts" means any Person's now owned or hereafter acquired right, title and interest with respect to any "deposit account" as such term is defined in the New York Uniform Commercial Code, as in effect from time to time, including, without limitation, any checking or other demand deposit account maintained by the Company or the Guarantors.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Agreement.

         "Depositary Custodian" means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

         "Designated Person" means (1) Edward J. Shoen, Mark V. Shoen or James
P. Shoen; (2) a member of the Board of Directors of the Company or a person that was a member of the Board of Directors of the Company within the last three years prior to the date of determination; (3) a current employee of the Company or any of its Subsidiaries or a person that was an employee of the Company or any of its Subsidiaries within the last three years prior to the date of determination; (4) a spouse, parent, child, sibling, cousin, aunt, uncle, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law or daughter-in-law of any of the individuals referred to in clause (1), (2) or (3) above, or any lineal descendant of any of the individuals referred to in this clause (4) or in clause (1), (2) or (3) above; (5) any trust or other entity for the primary benefit of the individuals referred to in clause (1), (2), (3) or
(4) above; or (6) any Affiliate of any of the Persons referred to in clause (1),
(2), (3), (4) or (5) above.

         "Discharged" means, with respect to the Senior Indebtedness evidenced by (i) the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement), termination of all commitments to extend credit under the New Credit Agreement that would constitute Senior Indebtedness under the New Credit Agreement or the other Loan Documents, payment in full in cash of the principal of and interest and premium (if any) on all Senior Indebtedness under the New Credit Agreement and the other Loan Documents (except undrawn letters of credit), discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Loan Document) of all letters of credit outstanding under the New Credit Agreement, and payment in full in cash of all other Obligations (as defined herein and in the New Credit Agreement) (except unasserted contingent obligations) that are outstanding and unpaid under the New Credit Agreement and the other Loan Documents at the time the Senior Indebtedness evidenced by the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement) is paid in full in cash; and (ii) the Term Loan B Indenture, the Term Loan B Notes and the other Note Documents (as defined in the Term Loan B Indenture), payment in full in cash of the principal of and interest, Additional Interest (as defined in the Term Loan B Indenture) and premium (if any) on all Senior Indebtedness under the Term Loan B Indenture, the Term Loan B Notes and the other Note Documents (as defined in the Term Loan B Indenture), and payment in full in cash of all other Obligations (as defined herein and in the Term Loan B Indenture) (except unasserted contingent obligations) that are outstanding and unpaid under the Term Loan B Indenture, the Term Loan B Notes and the other Note Documents (as defined in the Term Loan B Indenture) at the time the Senior Indebtedness evidenced by the Term Loan B Indenture, the Term Loan B Notes and the other Note Documents (as defined in the Term Loan B Indenture) is paid in full in cash. "Discharge" and "Discharged" shall have the correlative meaning.

         "Disqualified Equity Interests" of any Person means any class of Equity Interest of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Company to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under Section 4.15 hereof and such Equity Interests specifically provide that neither the Company nor any Subsidiary may or will be required to redeem any such Equity Interests pursuant to such provisions prior to the Company's purchase of the Notes as required by the provisions of Section 4.15 hereof.

         "Dormant Subsidiaries" means, collectively, EJOS, Inc., an Arizona corporation, Japal, Inc., a Nevada corporation, M.V.S., Inc., a Nevada corporation, Pafran, Inc., a Nevada corporation, Sophmar, Inc., a Nevada corporation, and Picacho Peak Investments Co., a Nevada corporation.

         "ECF Carry Forward Amount" means the amount determined in accordance with the definition of "ECF Carry Forward Amount" then in effect under the New Credit Agreement, provided that if the New Credit Agreement has been terminated, the amount shall be determined in accordance with the definition of "ECF Carry Forward Amount" in effect on the date the New Credit Agreement was terminated.

         "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other equity interests in such Person.

         "Escrowed Restated SAC Notes" means the Restated SAC Holding Notes deposited in the Restated Notes Escrow as provided in Section 11.05 hereof.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time.

         "Excluded Sale and Leaseback Transaction" means any sale and leaseback transaction in respect of trucks, trailers and related specialty rental items that, in each case, occur within 130 days after the initial acquisition thereof by the Company or the applicable Subsidiary of the Company sold to another Person and rented or leased from such Person by the Company or any of its Subsidiaries.

         "Exempted Affiliate Transaction" means (1) customary employment agreements and compensation and benefit arrangements with employees, officers, directors or consultants entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or such Subsidiary, (2) Restricted Payments that are permitted by Section 4.07, (3) the provision of administrative or management services by the Company or any of its officers to any of its Subsidiaries in the ordinary course of business, (4) any transactions with the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan in the ordinary course of business consistent with past practices and (5) any transactions between the Company or any of its Subsidiaries and Affiliates of the Company for the provision of printing and related services on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction with an unrelated party on an arms' length basis and consistent with past practices; provided, that the aggregate amount paid by the Company and its Subsidiaries in any twelve month period shall not exceed $5.0 million.

         "Exempted Designated Person Transaction" means any of the following:

                  (1) payments of principal and interest made by SAC Holding to the Company or one of its Subsidiaries pursuant to the Restated SAC Holding Notes;

                  (2) payments by Designated Persons to the Company or any of its Subsidiaries pursuant to Management Agreements existing on the Issue Date between Designated Persons and the Company or any of its Subsidiaries;

                  (3) the entering into of Management Agreements after the Issue Date (and payments by Designated Persons to the Company or any of its Subsidiaries pursuant to the terms of such agreements) between Designated Persons and the Company or any of its Subsidiaries in the ordinary course of business, on ordinary market terms and consistent with past practices;

                  (4) transactions pursuant to Dealership Contracts existing on the Issue Date between Designated Persons and the Company or any of its Subsidiaries;

                  (5) the entering into of Dealership Contracts after the Issue Date (including payments by Designated Persons to the Company or any of its Subsidiaries pursuant to the terms of such contracts) between Designated Persons and the Company or any of its Subsidiaries in the ordinary course of business, on ordinary market terms and consistent with past practices;

                  (6) transactions pursuant to the lease agreements existing on the Issue Date between Designated Persons and the Company or any of its Subsidiaries demising certain marketing company office space, shop space or hitch-bay installation space;

                  (7) the entering into of lease agreements after the Issue Date (including payments to be made pursuant to the terms of such agreements) between Designated Persons and the Company or any of its Subsidiaries to demise marketing company office space, shop space or hitch-bay installation space in the ordinary course of business, on ordinary market terms and consistent with past practices;

                  (8) the granting of easements, rights-of-way, servitudes and other similar encumbrances that do not materially impact the value of the property, and the conveyance of fee title (to correct title defects) of properties previously conveyed to Designated Persons, but omitted in the conveyance due to scrivener's error, error in legal description and similar mistakes;

                  (9)      transactions which constitute Permitted Investments;

                  (10) transactions pursuant to Fleet Owner Contracts existing on the Issue Date between Designated Persons and the Company or any of its Subsidiaries;

                  (11) the entering into of Fleet Owner Contracts after the Issue Date (including payments by Designated Persons to the Company or any of its Subsidiaries pursuant to the terms of such contracts) between Designated Persons and the Company or any of its Subsidiaries in the ordinary course of business, on ordinary market terms and consistent with past practices;

                  (12) the reimbursement or payment to, or on behalf of, SAC Holding pursuant to Section 5 of the SAC Participation and Subordination Agreement and the Agreement to Indemnify (as defined in the SAC Participation and Subordination Agreement ); and

                  (13) transactions described in clause (5) of the definition of "Exempted Affiliate Transaction."

         "Fair Market Value" with respect to any asset or item not involving an Affiliate Transaction means the Fair Market Value of such asset or item as determined in good faith by the Board of Directors of the Company and evidenced by a Board of Directors resolution delivered to the Trustee. The "Fair Market Value" of any asset or item in excess of $10.0 million and involving an Affiliate Transaction means the Fair Market Value of any asset or item as determined by a majority of the Independent Directors and as evidenced by a resolution of the Independent Directors delivered to the Trustee.

         "Fleet Owner Contracts" means those certain fleet owner contracts between Designated Persons and U-Haul under which U-Haul is granted the right to use and rent to customers, as part of U-Haul's rental fleet, trailers as to which Designated Persons own undivided interests, in exchange for a fee payable to the applicable Designated Person.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

         "Global Note Legend" means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Agreement.

         "Global Notes" means, individually and collectively, each of the Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with
Section 2.01, 2.02, or 2.06(d) hereof.

         "Grossed-Up Preferred Dividends" means the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Company or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Company or a Wholly-Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company and the Restricted Subsidiaries, expressed as a decimal.

         "guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The terms "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

         "Guarantor" and "Guarantors" means all direct and indirect Subsidiaries of the Company, except for the Insurance Subsidiaries, any Subsidiary formed under the laws of a jurisdiction outside of the United States and Canada, Storage Realty, L.L.C., a Texas limited liability company, INW, and the Dormant Subsidiaries. For the avoidance of doubt, SAC Holding shall not be a Guarantor under this Agreement. As of the Issue Date, all Guarantors are listed on Schedule G hereto.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement, equity swap, cap, floor or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) currency swap, cross currency rate swap, or other agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

         "Holder" means a Person in whose name a Note is registered.

         "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, however, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or was merged with or into the Company or a Restricted Subsidiary shall be deemed to have been incurred by the Company or such Restricted Subsidiary, as applicable, and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

         "Indebtedness" of any Person at any date means, without duplication:
(1) all liabilities of such Person, contingent or otherwise, for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (2) all obligations, contingent or otherwise, of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all obligations, contingent or otherwise, of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (4) all obligations, contingent or otherwise, of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services; (5) Disqualified Equity Interests of such Person with a value equal to the maximum fixed redemption or repurchase price of all such Disqualified Equity Interests, contingent or otherwise; (6) all Capitalized Lease Obligations of such Person, contingent or otherwise; (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, however, that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis; (9) all Attributable Indebtedness; (10) Hedging Obligations of such Person; (11) all obligations of such Person, contingent or otherwise, under conditional sale or other title retention agreements relating to assets purchased by such Person; and (12) all banker's acceptances of such person.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the "maximum fixed redemption or repurchase price" of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Agreement, whether or not such redemption or repurchase is then permitted pursuant to the terms of such Disqualified Equity Interests.

         For the avoidance of doubt, "Indebtedness" of any Person shall not include operating leases incurred in the ordinary course of business, or any guarantee by the Company or any Subsidiary of the Company of the obligations of any Guarantor thereunder.

         "Independent Director" means a director of the Company who (1) is independent with respect to the transaction at issue; (2) does not have any material financial interest in the Company or any of its Affiliates (other than as a result of holding securities of the Company); and (3) has not and whose Affiliates have not, at any time during the 12 months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Company or any of its Affiliates, other than customary directors' fees for serving on the Board of Directors of the Company or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Company's or Affiliate's board and board committee meetings. Each certificate or other document required by any provision of this Indenture to be made or authorized by a Person that is an Independent Director shall contain a statement that such Person has read this definition and is an Independent Director within the meaning hereof.

         "Insurance Subsidiaries" means RepWest and Oxford, and their respective direct and indirect Subsidiaries.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "interest" means, with respect to the Notes, interest on the Notes.

         "Investments" of any Person means (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances (other than commissions, travel and similar advances made to directors, officers and employees in the ordinary course of business) or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person; (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person; (3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and (4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

         Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.16. If the Company or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Company shall be deemed not to be Investments.

         "INW" means INW Company, a Washington corporation.

         "Issue Date" means the date on which the Notes are originally issued under this Indenture.

         "Joint Venture" means a corporation, partnership or other entity engaged in one or more of the Permitted Businesses in which the Company or its Restricted Subsidiaries does not have control but owns, directly or indirectly, at least 10% of the Equity Interests.

         "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

         "Management Agreements" means, collectively, those certain property management agreements between Subsidiaries of U-Haul, on the one hand, and subsidiaries of SAC Holding or other persons, on the other hand.

         "Moody's" means Moody's Investors Service, Inc., and its successors.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on the Sale Property or the Surplus Property to the Collateral Agent, for the benefit of the Secured Parties.

         "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents (including, without limitation, any cash received upon the sale or other disposition of non-cash consideration received in such Asset Sale), net of (1) brokerage commissions and other fees and expenses (including, without limitation, title insurance fees and premiums, appraisal fees, environmental evaluation and report fees, and fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale; (2) provisions for current or future taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements); (3) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon; (4) amounts required to be paid from the proceeds of such Asset Sale under the terms of any Senior Indebtedness; (5) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and (6) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer's Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

         "Net PWC Litigation Recovery" means PWC Litigation Proceeds in excess of $50,000,000, minus (i) all attorneys' fees and costs, court costs expert witness fees and expenses and other similar costs and expenses paid or payable by the Company with respect to the PWC Litigation; and (iii) any current or future taxes paid or payable by the Company with respect to such settlement payments or damage awards (after taking into account any available tax credits or deductions and any tax sharing arrangements).

         "New Credit Agreement" means the Loan and Security Agreement dated as of March 15, 2004, by and among Wells Fargo Foothill, Inc., as lead arranger, administrative agent, and collateral agent, the Bank Lenders and the Borrowers (both as defined therein), as may be subsequently amended, restated, refinanced, refunded, extended or replaced from time to time whether by the same or any other agent, lender or group of lenders.

         "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary:

                  (1) as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Company or any Restricted Subsidiary.

         "Non-Recourse Purchase Money Indebtedness" means Indebtedness of the Company or any of its Subsidiaries (a) incurred to finance the purchase of any assets of the Company or any of its Subsidiaries within 130 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP, and (d) to the extent that such Indebtedness is non-recourse to the Company or any of its Subsidiaries or any of their respective assets other than the assets so purchased.

         "Note Guarantee" means the guarantee by each Guarantor of the Company's payment and performance of all obligations under this Agreement and on the Notes, executed pursuant to the provisions of this Agreement.

         "Notes" means the $148,646,137 of 12% Senior Subordinated Secured Notes due 2011 to be issued on the Issue Date in accordance with this Agreement.

         "Obligation" means any principal, interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness or executed in connection with such Indebtedness.

         "Officer" of the Company or a Guarantor means any of the following: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary, the Assistant Treasurer or the Assistant Secretary.

         "Officer's Certificate" means a certificate signed by an Officer..

         "Opinion of Counsel" means an opinion of counsel who is acceptable to the Trustee or the Collateral Agent, as applicable, and who may be an employee of, or counsel to, the Company.

         "Oxford" means Oxford Life Insurance Company, an Arizona corporation.

         "Oxford Stock" means all of the issued and outstanding Capital Stock of Oxford.

         "Pay Proceeds Agreements" means the Pay Proceeds Agreements defined in the Security Agreement, substantially in the form of Exhibit B to the Security Agreement, among the Company, certain of the Guarantors, the makers of the Escrowed Restated SAC Notes and the Collateral Agent, for the benefit of the Secured Parties.

         "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantees, as applicable.

         "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

         "Permitted Business" means the businesses engaged in or proposed to be engaged in by the Company and its Subsidiaries on the Issue Date and businesses that are reasonably related thereto or reasonable extensions or expansions thereof.

         "Permitted Easements" means (1) easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of any real property and (2) if required by a governmental authority, the dedication or transfer of unimproved portions of any real property for road, highway or other public purposes; so long as, in each case (i) such grant, dedication or transfer does not materially impair the value of the remaining useful life of the applicable real property or the fair market value of such real property or materially impair or interfere with the use or operations thereof, and (ii) such grant, dedication or transfer is reasonably necessary in connection with the use, maintenance, alteration or improvement of the applicable real property.

         "Permitted Investment" means:

                  (1) (a) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary that is a Guarantor or (b) payments by the Company or any Restricted Subsidiary to any Person or Persons solely as consideration for the acquisition of Equity Interests or assets of any Person that is or will become immediately after such Investment a Restricted Subsidiary that is a Guarantor;

                  (2)      Investments in the Company by any Restricted
         Subsidiary;

                  (3) loans and advances to employees of the Company and the Restricted Subsidiaries in respect of commissions, business expenses, travel and relocation and other similar expenses in the ordinary course of business;

                  (4)      Hedging Obligations incurred in accordance with
         Section 4.09(b)(v) hereof;

                  (5)      Cash Equivalents;

                  (6) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (7) Investments in stock, obligations or securities of trade creditors or customers received in the ordinary course of business in satisfaction of judgments, in settlement of debts or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                  (8) Investments made by the Company or any Restricted Subsidiary as a result of non-cash consideration received in connection with an Asset Sale made in compliance with Section 4.10 hereof;

                  (9) lease, utility, bank, escrow, earnest money deposits and other similar deposits in the ordinary course of business;

                  (10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (11) Investments by any Insurance Subsidiary made in the ordinary course of business consistent with past practice;

                  (12) Investments in negotiable instruments for collection;

                  (13) advances made in connection with purchases of goods or services in the ordinary course of business;

                  (14) Investments by U-Haul evidenced by the Restated SAC Holding Notes not to exceed the principal amount outstanding thereunder as of the Issue Date (except for increase in principal resulting solely from the accrual of interest thereon);

                  (15) payments by U-Haul and its Subsidiaries of expenses on behalf of Subsidiaries of SAC Holding or other Persons pursuant to the Management Agreements provided that all such expenses are promptly reimbursed by the other appropriate parties to the Management Agreement;

                  (16) Investments in PMSR, PM Preferred or any of their Affiliates owned by the Company or any of its Subsidiaries or SAC Holding under the Support Party Agreement;

                  (17) payments by U-Haul and its Subsidiaries in the ordinary course of business and consistent with past practices of certain ordinary course operating expenses on behalf of any U-Haul Dealer pursuant to a Dealership Contract, provided that the applicable U-Haul Dealer reimburses U-Haul and its Subsidiaries for all such expenses in accordance with the provisions of the Dealership Contract;

                  (18) Investments in the Notes, the Term Loan B Notes, the SAC Holding Senior Notes and Indebtedness of PMSR resulting from the acquisition of such instruments by the Company in accordance with the terms of the PMSR Agreement;

                  (19) guarantees by the Company of the obligations of its Subsidiaries that are Guarantors to the extent such obligations are otherwise permitted hereunder and are consistent with past practices;

                  (20)     Investments existing on the Issue Date; and

                  (21) other Investments in an aggregate amount not to exceed $10.0 million per year (with each Investment being valued as of the date made and without regard to subsequent changes in value).

         "Permitted Liens" means the following types of Liens:

                  (1) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (2) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

                  (3) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary;

                  (4) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                  (5) Liens securing all of the Notes and Liens securing any Note Guarantee;

                  (6) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

                  (7)      Liens in favor of the Company or a Guarantor;

                  (8) Liens securing Indebtedness, other "Obligations" (as defined in the New Credit Agreement) and the other obligations under the Loan Documents (as defined in the New Credit Agreement);

                  (9) Liens securing Acquired Indebtedness permitted to be incurred under this Agreement; provided, however, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

                  (10) Liens to secure Refinancing Indebtedness provided, however, that such Liens do not extend to any additional assets which were not subject to Liens securing Refinanced Indebtedness (other than improvements thereon and replacements thereof) and do not have a higher priority than the Liens securing the applicable Refinanced Indebtedness except that in the case of a concurrent refinancing of multi-priority Indebtedness, the Refinancing Indebtedness may retain the highest priority applicable to the Refinanced Indebtedness.

                  (11) Liens to secure Attributable Indebtedness incurred pursuant to Section 4.19 hereof; provided, however, that any such Lien shall not extend to or cover any assets of the Company or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

                  (12) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted and, if any reserve or other provision is required in accordance with GAAP, adequate reserves with respect thereto shall have been made on the books of the Company in accordance with GAAP;

                  (13) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 60 days, or (2) such Liens are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

                  (14) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord liens on leased property);

                  (15)     Liens in respect of Permitted Easements;

                  (16) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

                  (17) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation;

                  (18) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

                  (19) Liens arising out of consignment or similar arrangements for the sale of goods;

                  (20) any condemnation or eminent domain proceedings affecting any real property;

                  (21) Liens set forth on Schedule P-1 to the New Credit Agreement as of the Issue Date;

                  (22) the interests of lessors under operating leases and under the Synthetic Leases, including any refinancings thereof;

                  (23) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $10 million at any one time outstanding;

                  (24) Liens with respect to real property of the Company or any Subsidiary that are exceptions to the commitments for title insurance issued in connection with the Mortgages;

                  (25) Liens with respect to real property of the Company or any Subsidiary that are exceptions to the commitments for title insurance issued in connection with the real property instruments executed and delivered in connection with (i) the New Credit Agreement, as accepted by Wells Fargo Foothill, Inc. as Agent (as defined in the New Credit Agreement) or (ii) the Term Loan B Indenture, as accepted by Wells Fargo Bank, N.A. as Trustee (as defined in the Term Loan B Indenture);

                  (26) purchase money Liens or the interests of lessors in leased assets under Capitalized Leases to the extent that such Liens or interests secure Purchase Money Indebtedness permitted hereunder and so long as such Liens attach only to the asset purchased or acquired and the proceeds thereof; and

                  (27) Liens securing the obligations under the Note Documents (as defined in the Term Loan B Indenture).

                  Notwithstanding the foregoing, Liens with respect to Collateral under clauses (2), (6), (7), (8), (9), (10), (11), (21),
         (22), (23), (25), (26) and (27) shall not be Permitted Liens.

         "Permitted Person" means (i) Edward J. Shoen, Mark V. Shoen, James P. Shoen and the spouse and lineal descendants of each such individual, the spouses of each such lineal descendant and the lineal descendants of such spouses; (ii) any trusts or other entities for the primary benefit of, the executor or administrator of the estate of, or other legal representative of, any of the individuals referred to in clause (i); (iii) any corporation or other entity with respect to which all the Voting Stock thereof is, directly or indirectly owed by any of the individuals or entities referred to in clauses (i) and (ii); and (iv) the AMERCO Employee Savings and Employee Stock Ownership Trust, or any successor thereto.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "Plan of Liquidation" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

         "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit D hereto, among the Company, certain of the Guarantors and the Collateral Agent, for the benefit of the Secured Parties.

         "PM Preferred" means PM Preferred Properties, L.P., a Texas limited partnership.

         "PMSR" means Private Mini Storage Realty, L.P., a Texas limited partnership.

         "PMSR Agreement" means that certain PMSR Agreement dated as of March 15, 2004, among AMERCO, PMSR, JPMorgan Chase Bank, as Administrative Agent under the Credit Agreement described therein and the lenders under the Credit Agreement described therein.

         "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

         "principal" means, with respect to the Notes, the principal of the Notes.

         "Purchase Money Indebtedness" means Indebtedness of the Company or any of its Subsidiaries (including Capitalized Leases) (a) incurred to finance the purchase of any assets of the Company or any of its Subsidiaries within 130 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, and (c) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP.

         "PWC Litigation" means the pending action filed by the Company against PricewaterhouseCoopers LLP and the other defendants named therein in the Maricopa County Superior Court of the State of Arizona, Case No. CV-2003-011032.

         "PWC Litigation Proceeds" means the proceeds from any settlement, judgment, or other recovery from the PWC Litigation.

         "Qualified Equity Interests" means Equity Interests of the Company other than Disqualified Equity Interests; provided, however, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Company or financed, directly or indirectly, using funds (1) borrowed from the Company or any Subsidiary of the Company until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Company or any Subsidiary of the Company (including, without limitation, in respect of any employee stock ownership or benefit plan).

         "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning.

         "refinance" means to refinance, repay, prepay, replace, renew or refund.

         "Refinancing Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Company or any Restricted Subsidiary (the "Refinanced Indebtedness") in a principal amount not in excess of the outstanding principal amount (plus the amount of any capitalized fees and, with respect to any refinancing of the Synthetic Leases, to the extent permitted under Section 4.09(b)(iv)(B)) of the Refinanced Indebtedness so repaid or amended (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided, however, that:

                  (1) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

                  (2) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

                  (3) if the Refinanced Indebtedness was Disqualified Equity Interests, then such Refinancing Indebtedness consists solely of Disqualified Equity Interests;

                  (4) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

                  (5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes (other than such changes in the Weighted Average Life to Maturity of the Synthetic Leases, to the extent they are treated as Capitalized Leases in accordance with GAAP, resulting from the refinancing of the Synthetic Leases); and

                  (6) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured and pursuant to Liens that do not have a higher priority than the Liens securing the Refinanced Indebtedness except that in the case of a concurrent refinancing of multi-priority Indebtedness, the Refinancing Indebtedness may retain the highest priority applicable to the Refinanced Indebtedness.

         Notwithstanding the foregoing, clauses (4) and (5) of this definition shall not apply to any refinancing of Senior Indebtedness.

         "RepWest" means Republic Western Insurance Company, an Arizona corporation."Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Finance Unit of the Corporate Trust Division of the Trustee (or any successor group of the Trustee) who has direct responsibility for the administration of this Indenture and, for purposes of Section 7.01(c)(ii) and the second sentence of Section 7.06, shall also include any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restated Notes Escrow" means the escrow arrangement established with respect to the Escrowed Restated SAC Notes pursuant to Section 11.05 hereof.

         "Restated SAC Holding Notes" means the promissory notes as restated and in effect on the date hereof issued to Subsidiaries of the Company by SAC Holding and identified as collateral for the Notes in the Security Agreement and deposited in the Restated Notes Escrow as provided in Section 11.05, hereof.

         "Restated SAC Notes Escrow Account" means a separate account for the receipt of payments made pursuant to the Escrowed Restated SAC Notes as provided in Section 11.05 hereof.

         "Restated SAC Notes Escrow Agreement" means the Restated SAC Notes Escrow Agreement among the Company, certain of the Guarantors and the Collateral Agent, for the benefit of the Secured Parties.

         "Restricted Payment" means any of the following:

                  (1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or any Restricted Subsidiary or any payment made in respect of Equity Interests to the direct or indirect holders of Equity Interests of the Company or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Company but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

                  (2) the redemption of any Equity Interests of the Company or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary but excluding any such Equity Interests held by the Company or any Restricted Subsidiary;

                  (3)      any Investment other than a Permitted Investment; or

                  (4) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "SAC Holding" means, collectively, SAC Holding Corporation and SAC Holding II Corporation, each a Nevada corporation.

         "SAC Holding Senior Notes" means those 8.5% Senior Notes due 2014 issued pursuant to the Indenture dated as of March 15, 2004, among SAC Holding, and Law Debenture Trust Company of New York, as trustee thereunder.

         "SAC Participation and Subordination Agreement" means the SAC Participation and Subordination Agreement dated March 15, 2004, by and among SAC Holding, AMERCO, U-Haul and Law Debenture Trust Company of New York, as trustee, as in effect on the date hereof.

         "Sale and Leaseback Transaction" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset; provided that the term "Sale and Leaseback Transaction" shall not include any Excluded Sale and Leaseback Transaction.

         "Sale Property" means that certain real property defined as such in the Security Agreement.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Secretary's Certificate" means a certificate signed by the Secretary or an Assistant Secretary of the Company.

         "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Security Agreement" means the Security Agreement, substantially in the form of Exhibit E hereto, among the Company, certain of the Guarantors and the Collateral Agent, for the benefit of the Secured Parties.

         "Security Documents" means, collectively, the Security Agreement, the Pledge Agreement, the Pay Proceeds Agreement, the Mortgages and all other agreements, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the Collateral Agent in the Collateral.

         "Senior Indebtedness" means (i) the Obligations (as defined herein and in the New Credit Agreement) of the Company and the Guarantors under the New Credit Agreement and the other Loan Documents (as defined in the New Credit Agreement), other than Bank Product Obligations (as defined in the New Credit Agreement), to the extent such Bank Product

Obligations are not established as a reserve in the Borrowing Base (as defined in the New Credit Agreement) or such Obligations were not permitted to be incurred pursuant to Section 4.09(b)(i) hereof and (ii) the Obligations under the Term Loan B Indenture, the Term Loan B Notes and the other Note Documents (as defined in the Term Loan B Indenture).

         "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(g) and (h) hereof has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

         "SSI" means Self-Storage International Holding Corporation, a Nevada corporation, and any Subsidiary thereof, whether now existing or hereafter formed.

         "Subordinated Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

         "Subsidiary" means, with respect to any Person: (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); provided, however, that PMSR, PM Preferred, SAC Holding and SSI shall not be deemed to be Subsidiaries of the Company or any Guarantor. Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Company.

         "Support Party Agreement" means, collectively, (i) that certain Support Party Agreement dated as of February 28, 2003 by and between AMERCO and PM Preferred in favor of GMAC Commercial Holding Corp., as administrative agent, as amended by the First Amendment to Support Party Agreement dated as of June 13, 2003, and (ii) the PMSR Agreement, in each case as amended prior to the Issue Date and after the Issue Date as permitted herein (provided, in each case, such amendment does not increase the obligations of any Loan Party as defined thereunder).

         "Surplus Property" means that certain real property defined as such in the Security Agreement.

         "Synthetic Leases" means, collectively, (i) that certain Amended and Restated Master Lease and Open-End Mortgage dated as of July 27, 1999 among U-Haul, AREC, the various lessors identified therein and BMO Global Solutions, Inc. and any related documentation, (ii) that certain Master Lease dated as of September 24, 1999 between BMO Global Capital Solutions, Inc. and AREC and any related documentation; and (iii) that certain Canadian U-Haul

Master Lease dated as of April 5, 2001 between Computershare Trust Company of Canada, as successor to Montreal Trust Company of Canada, and U-Haul (Canada) and any related documentation, each as may be subsequently amended, restated or refinanced to the extent permitted hereunder.

         "Term Loan B Notes" means those 9.0% Second Lien Senior Secured Notes due 2009 issued pursuant to the Term Loan B Indenture.

         "Term Loan B Indenture" means the indenture dated as of March 1, 2004, pursuant to which the Term Loan B Notes are issued, among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee thereunder, as subsequently amended, restated, refinanced, extended or replaced from time to time.

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Agreement and thereafter means the successor serving hereunder.

         "U-Haul" means U-Haul International, Inc., a Nevada corporation.

         "U-Haul (Canada)" means U-Haul Co. (Canada) Ltd. U-Haul Co. (Canada) Ltee, an Ontario corporation.

         "U-Haul Dealer" means any Person that leases Vehicles on behalf of U-Haul in the ordinary course of business pursuant to a Dealership Contract.

         "Unrestricted Subsidiary" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with Section 4.16 hereof and (2) any Subsidiary of an Unrestricted Subsidiary.

         "U.S. Government Obligations" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Vehicle" or "Vehicles" means any vehicle (including any motor vehicle), trailer or other asset of the Company or its Restricted Subsidiaries represented by a certificate of title.

         "Voting Stock" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

         "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Company or through one or more Wholly-Owned Restricted Subsidiaries.

         "WPCarey Transaction" means the transaction whereby UH Storage (DE) Limited Partnership, a Delaware limited partnership, or other Affiliate of W.P. Carey & Co., LLC, will acquire the real property that is subject to the Synthetic Leases (excluding real property located in Canada) and such Synthetic Leases shall be paid in full and terminated, all as more fully set forth on Schedule W-1 to the New Credit Agreement.

1.02     Other Definitions.

                                                   Defined in
Term                                                Section
----                                                -------
"Affiliate Transaction"                               4.11
"Alternate Offer"                                     4.15
"Authentication Order"                                2.02
"Authorized Agent"                                   14.10
"Change of Control Offer"                             4.15
"Change of Control Payment Date"                      4.15
"Change of Control Purchase Price"                    4.15
"Covenant Defeasance"                                 8.03
"Coverage Ratio Exception"                            4.09
"Designation"                                         4.16
"Designation Amount"                                  4.16
"DTC"                                                 2.03
"Environmental Law"                                   7.07
"Event of Default"                                    6.01
"Excess Proceeds"                                     4.10
"Hazardous Materials"                                 7.07
"Insolveny Event"                                    12.02
"Legal Defeasance"                                    8.02
"Net Proceeds Deficiency"                             4.10
"Net Proceeds Offer"                                  4.10
"Offered Price"                                       4.10
"Pari Passu Indebtedness Price"                       4.10
"Paying Agent"                                        2.03
"Payment Amount"                                      4.10
"Permitted Indebtedness"                              4.09
"Redesignation"                                       4.16
"Registrar"                                           2.03

"Restricted Payments Basket"                          4.07
"Successor"                                           5.01
"3.08(b) Account"                                     3.08

1.03     Incorporation by Reference of Trust Indenture Act.

         Whenever this Agreement refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Agreement.

         The following TIA terms used in this Agreement have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Agreement;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

         All other terms used in this Agreement that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

         The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as the Indenture and Notes are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

1.04     Rules of Construction.

         Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c)      "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (f) provisions apply to successive events and transactions; and

                  (g) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                    THE NOTES

2.01     Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and the Company, the Guarantors and the Trustee, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Depositary Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

2.02     Execution and Authentication.

         An authorized Officer shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Agreement.

         The Trustee shall authenticate Notes upon a written order of the Company in the form of an Officer's Certificate of the Company (an "Authentication Order"). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, the first such written order from the Company shall be accompanied by an Opinion of Counsel.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Agreement to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Company.

2.03     Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent") within the City and State of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Agreement. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Depositary Custodian with respect to the Global Notes.

2.04     Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

2.05     Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

2.06     Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes only if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a). However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Agreement and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Agreement and the Notes the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
         Section 2.06(g) hereof.

         (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

         (f) Legends. The following legend, in addition to any legend required by the Depositary, shall appear on the face of all Global Notes issued under this Agreement:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE OR CUSTODIAN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE,
                  (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (h) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Trustee shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (ix) Each Holder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment by such Holder of such Holder's Note in violation of any provision of this Agreement and/or applicable United States federal or state securities law.

                  (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants and/or Indirect Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall have no liability for the actions or omissions of the Depositary.

2.07     Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Notes duly issued hereunder.

2.08     Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

2.09     Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

2.10     Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Agreement.

2.11     Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

2.12     Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

2.13     CUSIP Numbers.

         The Company in issuing the Notes may use "CUSIP", "ISIN" or similar numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP", "ISIN" or similar numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP", "ISIN" or similar numbers.

                                  ARTICLE III

                            REDEMPTION AND PREPAYMENT

3.01     Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (or such shorter period acceptable to the Trustee) but not more than 60 days before a redemption date, an Officer's Certificate setting forth
(i) the clause of this Agreement pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the principal amount of Notes to be redeemed and
(iv) the redemption price.

3.02     Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. Further, in the event of a partial redemption in accordance with Section 3.07 (so long as Global Note) or 3.08 hereof, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless such method is otherwise prohibited.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1 or whole multiples of $1; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1, shall be redeemed. Except as provided in the preceding sentence, provisions of this Agreement that apply to Notes called for redemption also apply to portions of Notes called for redemption.

3.03     Notice of Redemption.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its address set forth in the register.

         The notice shall identify the Notes (including the CUSIP, ISIN or similar numbers, if any) to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Agreement pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or similar number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 15 days prior to the date of the mailing of such notice, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

3.04     Effect of Notice of Redemption.

         Once a notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

3.05     Deposit of Redemption Price.

         On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

3.06     Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

3.07     Optional Redemption.

         (a) At any time after the Issue Date, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Calendar Year                         Percentage
-------------                         ----------
2004                                    102.0%
2005                                    101.5%
2006                                    101.0%
2007 and thereafter                     100.0%

         (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

3.08     Mandatory Redemption.

         (a) Notwithstanding anything in Section 4.10 hereof to the contrary,
(i) the Net Available Proceeds of some or all of the Collateral resulting from one or more Asset Sales and (ii) an amount equal to 75% of any Net PWC Litigation Recovery shall be used by the Company to redeem Notes, in whole or in part, at the redemption price of 100% of the principal amount of the Notes so redeemed plus accrued and unpaid interest thereon to the applicable redemption date. No redemption pursuant to this Section 3.08 must be made until such time as the aggregate amount of (i) Net Available Proceeds received by the Company,
(ii) Net PWC Litigation Recovery received by the Company, and (iii) any funds remitted to the 3.08(b) Account pursuant to Section 11.05 hereof and then available for such purpose equals or exceeds $5.0 million.

         (b) Any redemption pursuant to this Section 3.08 shall be made within 90 days of (i) receipt by the Company of Net Available Proceeds, (ii) receipt by the Company of Net PWC Litigation Recovery or (iii) remittance of any funds to the 3.08(b) Account pursuant to Section 11.05 hereof requiring such redemption, and shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. Upon receipt of such amounts, the same shall be Collateral pursuant to the Security Agreement and shall be held by and under the exclusive control of the Collateral Agent in a separate Deposit Account or investment account maintained at the Collateral Agent or The Bank of New York in the name of the Collateral Agent, as collateral agent (collectively, the

"3.08(b) Account"), and may be invested by the Collateral Agent in cash or Cash Equivalents in accordance with the written instructions of the Company and any interest or investment gain thereon shall be added to, and considered a part of, such Net Available Proceeds or Net PWC Litigation Recovery.

                                   ARTICLE IV

                                    COVENANTS

4.01     Payment of Notes.

         The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due.

         The Company shall pay interest on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

4.02     Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

4.03     Reports.

         (a)      The Company shall furnish to the Trustee:

                  (i) within 120 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by its independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its financial officers as presenting fairly in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (iii) copies of the Company's annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act (collectively, the "Required Information"), whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to be provided within 15 days after the Company files them with the Commission (or would be required to file with the Commission); provided, however, that if any of the Required Information is filed with the Commission, the Company shall only be required to provide the Trustee copies of such Required Information. Whether or not required by the rules and regulations of the Commission, the Company will file a copy of such information and reports with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such a filing).

         (b) The Company shall also provide such information as may, from time to time, be necessary to comply with any applicable provisions of TIA Section 314(a).

         (c) Delivery of such financial statements, reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

4.04     Compliance Certificate.

         (a) The Company, and to the extent required under the TIA, each Guarantor, shall deliver to the Trustee, within 130 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and each such Guarantor during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and each such Guarantor has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each such Guarantor has complied with all conditions and covenants under this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company or any of its Subsidiaries has violated any provisions of Article IV or
Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible, and in any event within five days after any Officer becomes aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

4.05     Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings promptly instituted and diligently conducted or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

4.06     Stay, Extension and Usury Laws.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

4.07     Restricted Payments.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

                  (i) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

                  (ii) the Company cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception at the time of making such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment was made at the beginning of the applicable four-quarter period; or

                  (iii) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (iii)(B), (iv), (v) or (vi) of Section 4.07(b) below), exceeds the sum (the "Restricted Payments Basket") of (without duplication):

                           (A) 50% of Consolidated Net Income Available For
                  Common Stock for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income Available For Common Stock shall be a deficit, minus 100% of such aggregate deficit), plus

                           (B) 100% of the aggregate net cash proceeds received
                  by the Company either (x) as contributions to the common equity of the Company after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than any such proceeds which are used to redeem Notes in accordance with Section 3.07 hereof, plus

                           (C) the aggregate amount by which Indebtedness (other
                  than any Subordinated Indebtedness) incurred by the Company or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) into Qualified Equity Interests (less the amount of any cash, or the Fair Market Value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus

                           (D) in the case of the disposition or repayment in
                  cash of or cash return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (1) the cash return of capital with respect to such Investment and (2) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

                           (E) upon a Redesignation of an Unrestricted
                  Subsidiary as a Restricted Subsidiary, the lesser of (1) the Fair Market Value of the Company's proportionate interest in such Subsidiary immediately following such Redesignation, and
                  (2) the aggregate amount of the Company's Investments in such Subsidiary to the extent such Investments previously reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

         (b) The foregoing provisions will not prohibit: (i) the payment by the Company or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Agreement; (ii) the redemption of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests; (iii) the redemption of Subordinated Indebtedness of the Company or any Restricted Subsidiary (A) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of Qualified Equity Interests or (B) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.09 hereof and other terms of this Agreement; (iv) repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof; (v) the issuance or grant of shares, equity interests, options or warrants, stock appreciation rights or units, or other similar payments issued or granted pursuant to employee incentive plans approved by the Board of Directors, including a majority of the Independent Directors, of the Company; (vi) the payment by the Company of dividends on its Capital Stock accruing after the Issue Date, in an aggregate amount not to exceed $13 million in any fiscal year;
(vii) the payment by the Company of dividends on its Capital Stock accrued for periods prior to the Issue Date, so long as (A) the aggregate amount of such dividends in arrears shall not exceed (1) $19.6 million paid in the aggregate after the Issue Date or (2) the ECF Carry Forward Amount, if any, then in existence; provided, however, that in the case of any Restricted Payment pursuant to clause (i), (iii), (vi) or (vii) above, no Default shall have occurred and be continuing or occur as a consequence thereof.

         Notwithstanding anything to the contrary in the Indenture, on and after the Issue Date, the Company will not, and the Company will not permit any Subsidiary to, in one or a series of related transactions, directly or indirectly, (1) make any Investment in SAC Holding or a Person in which one or more Designated Persons beneficially own in the aggregate more than 1% of the Equity Interests of such Person, other than Exempted Designated Person Transactions (provided that this clause (1) shall not prevent Investments by the Company in any of its Subsidiaries or by any of its Subsidiaries in any of the other Subsidiaries of the Company in accordance with the provisions of the Indenture), or (2) forgive or waive the repayment or retirement or amend the terms of any Investment in existence on, or after (in the case of an Exempted Designated Person Transaction), the Issue Date in SAC Holding or any such Person made by the Company or any Subsidiary that is required to be repaid or retired by the terms of such Investment as in effect on, or after (in the case of any Exempted Designated Person Transaction), the Issue Date (other than in accordance with the terms thereof as in effect on the date the Investment is made).

         The amount of all Restricted Payments shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

4.08     Dividend and Other Payment Restrictions Affecting Subsidiaries.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on or in respect of its Equity Interests; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or (c) transfer any of its assets to the Company or any other Restricted Subsidiary; except for:

                  (i) encumbrances or restrictions existing under or by reason of applicable law;

                  (ii) encumbrances or restrictions existing under this Agreement, the Notes and the Note Guarantees;

                  (iii) customary non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

                  (iv) encumbrances or restrictions existing under agreements existing on the date of this Agreement (including, without limitation, the New Credit Agreement) as in effect on that date;

                  (v) restrictions on the transfer of assets subject to any Lien permitted under this Agreement imposed by the holder of such Lien;

                  (vi) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Agreement to any Person pending the closing of such sale;

                  (vii) any instrument governing Acquired Indebtedness, the incurrence of which was permitted under this Agreement, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

                  (viii) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

                  (ix) customary provisions in partnership agreements, limited liability company organizational governance documents, Joint Venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, Joint Venture or similar Person;

                  (x) Non-Recourse Purchase Money Indebtedness incurred in compliance with Section 4.09 hereof that imposes restrictions of the nature described in clause (c) above on the assets acquired;

                  (xi) Indebtedness arising from the guarantee of the Company or any Restricted Subsidiary of any Indebtedness of the Company, the incurrence of which was permitted under this Agreement; and

                  (xii) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided, however, that such amendments or refinancings are, in the good faith judgment of the Company's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

4.09     Limitation on Additional Indebtedness.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if, after giving effect thereto on the date of incurrence of such additional indebtedness, the Consolidated Interest Coverage Ratio would be at least 2.25 to 1.00 (the "Coverage Ratio Exception").

         (b) Notwithstanding clause (a) above, each of the following shall be permitted ("Permitted Indebtedness"):

                  (i) Indebtedness of the Company and any Guarantor incurred under the New Credit Agreement and all other obligations in respect thereof in an aggregate amount at any time outstanding not to exceed $575.0 million, less mandatory permanent prepayments and permanent reductions made pursuant to Section 4.10 plus: (A) advances made pursuant to the New Credit Agreement to pay expenses of the lenders thereunder (including expenses accruing after the commencement of any Insolvency or Liquidation Proceeding (as defined in the New Credit Agreement), whether or not a claim for post-filing or post-petition expenses is allowed in such proceeding), (B) advances made to protect or preserve the "Collateral" under the New Credit Agreement and the Loan Documents (as defined in the New Credit Agreement), (C) advances made to pay interest (including interest accruing under Section 2.6(c) of the New Credit Agreement (or a comparable section, as applicable) and interest accruing after the commencement of any Insolvency or Liquidation Proceeding (as defined in the New Credit Agreement), whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (D) advances made pursuant to the New Credit Agreement to pay fees under the New Credit Agreement (including fees accruing after the commencement of any Insolvency or

         Liquidation Proceeding (as defined in the New Credit Agreement), whether or not a claim for post-filing or post-petition fees are allowed in such proceeding);

                  (ii) the Notes issued on the Issue Date and the Note
         Guarantees;

                  (iii) Indebtedness of the Company and the Restricted Subsidiaries to the extent outstanding on the Issue Date, including, without limitation, Indebtedness of the Company under the Term Loan B Notes;

                  (iv) (A) Purchase Money Indebtedness and Capitalized Lease Obligations (other than Capitalized Leases of the type set forth in clause (B) of this Section 4.09(b)(iv)) incurred after the Issue Date in an aggregate amount not to exceed $40,000,000, and (B) Capitalized Leases, to the extent such Capitalized Leases arise out of the treatment of any of the Synthetic Leases (including any refinancings, in whole or in part, thereof) as Capitalized Leases in accordance with the requirements of GAAP or are entered into for the purpose of acquiring Vehicles for use in the operations of the business of the Company and the Guarantors in the ordinary course;

                  (v) Indebtedness under Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation; provided, however, that with respect to Hedging Obligations related to interest rates (A) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Agreement, and (B) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

                  (vi) Indebtedness of the Company owed to a Wholly-Owned Restricted Subsidiary and Indebtedness of any Guarantor owed to the Company or any Wholly-Owned Restricted Subsidiary; provided, however, that (A) with respect to Indebtedness of the Company, such Indebtedness shall be unsecured and contractually subordinated to the Company's obligations under the Notes; and (B) upon any such Wholly-Owned Restricted Subsidiary ceasing to be a Wholly-Owned Restricted Subsidiary or such Indebtedness being owed to any Person other than the Company or a Guarantor, the Company or such Guarantor, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (vi);

                  (vii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Guarantor in the ordinary course of business, including guarantees or obligations of the Company or any Guarantor with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                  (viii) Indebtedness with respect to letters of credit issued by a party other than a lender under the New Credit Agreement and secured by cash collateral in an aggregate amount not to exceed $3,000,000 at any time;

                  (ix) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

                  (x) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception, clauses (i), (ii),
         (iii) or (iv) above or this clause (x);

                  (xi) Indebtedness arising from Investments in PMSR, PM Preferred or any of its or their Affiliates owned by the Company or any of its Subsidiaries or SAC Holding under the Support Party Agreement;

                  (xii) Indebtedness arising from the guarantee by the Company or any Guarantor of any Indebtedness of the Company or a Guarantor permitted to be incurred pursuant to this Agreement; and

                  (xiii) Indebtedness, in addition to Indebtedness incurred pursuant to the foregoing clauses of this definition, with an aggregate principal face or stated amount (as applicable) at any time outstanding for all such Indebtedness incurred pursuant to this clause not in excess of $7.5 million.

         (c) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xiii) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Company shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the New Credit Agreement on the Issue Date shall be deemed to have been incurred under clause
(i) above. Accrual of interest, accretion or amortization of original issue discount or the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, however, in each such case, that the amount thereof is included in fixed charges of the Company as accrued.

4.10     Asset Sales.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless (i) no Default exists or is continuing immediately prior to and after giving effect to the Asset Sale, and (ii) the Company or such Restricted Subsidiary receives (A) consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale, except that in the case of an Asset Sale of any Sale Property or Surplus Property, the Company or such Restricted Subsidiary must receive consideration at least equal to 80% of the Appraised Value of the assets in such Asset Sale, (B) in the case of a lease of assets that constitutes an Asset Sale, a lease providing for rents or other consideration which are no less favorable to the Company or the Restricted Subsidiary than the prevailing market conditions as determined in good faith by a majority of the members of the Board of Directors and (C) in the case of an Asset Sale of Collateral (other than Oxford Stock), at least 75% of the proceeds from such Asset Sale in the form of cash or Cash Equivalents. If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and, except as provided in Section 3.08, the Net Available Proceeds thereof shall be applied in accordance with this Section 4.10. If such Asset Sale is a sale of Collateral, then the Net Available Proceeds shall be applied in accordance with Section 3.08 and any lien termination to be provided by the Collateral Agent in respect of such Asset Sale shall be subject to the condition that all Net Available Proceeds consisting of cash be remitted directly from the buyer or any escrow agent to the Section 3.08(b) Account. If the Company or any Restricted Subsidiary engages in an Asset Sale in respect of any asset that is not Collateral or the proceeds or profits therefrom, except as provided in Section 3.08, the Company or such Restricted Subsidiary shall, no later than 360 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to: (1) make payments under the New Credit Agreement or redeem any other Senior Indebtedness; provided, however, that such payments or redemption result in a permanent reduction in commitments thereunder; (2) repay any Indebtedness which was secured by the assets sold in such Asset Sale; and/or
(3) invest all or any part of the Net Available Proceeds thereof in the purchase of assets to be used by the Company or any Restricted Subsidiary in the Permitted Business or the purchase of an entity engaged in a Permitted Business that becomes a Restricted Subsidiary.

         (b) The amount of Net Available Proceeds not applied or invested as provided in Section 3.08 or Section 4.10(a) will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company shall be required to make an offer to purchase Notes from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Company the incurrence of which was permitted under this Agreement and the provisions of which require the Company to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

                  (i) the Company shall (A) make an offer to purchase Notes (a "Net Proceeds Offer") to all Holders in accordance with the procedures set forth in this Agreement, and (B) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, in an amount equal to the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the "Payment Amount") of such Excess Proceeds;

                  (ii) the offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Agreement and the redemption price for such Pari Passu Indebtedness (the "Pari Passu Indebtedness Price") shall be as set forth in the related documentation governing such Indebtedness;

                  (iii) if the aggregate (a) Offered Price of Notes validly tendered and not withdrawn by Holders thereof and (b) principal amount of Pari Passu Indebtedness required to be redeemed exceeds the Payment Amount, Notes to be purchased and Pari Passu Indebtedness to be redeemed will be selected on a pro rata basis; and

                  (iv) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

         (c) To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes or any other purpose permitted under this Agreement.

         The Company shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 4.10 hereof, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 4.10 hereof by virtue of such compliance.

         (d) Notwithstanding anything to the contrary in the Indenture, on and after the Issue Date, the Company will not, and will not permit any Subsidiary to, in one or a series of related transactions, directly or indirectly, (1) engage in any Asset Sale to SAC Holding or a Person in which one or more Designated Persons beneficially own in the aggregate more than 1% of the Equity Interests of such Person (provided that this clause (1) shall not prevent transactions between or among the Company and any of its Subsidiaries in accordance with the provisions of the Indenture), or (2) engage in any transaction which involves the sale, transfer, assignment or other disposition by SAC Holding or a Person in which one or more Designated Persons beneficially own in the aggregate more than 1% of the Equity Interests of such Person of property, rights or assets (including by merger or consolidation in the case of a Subsidiary and including any sale or other transfer or issuance of any Equity Interests of a Subsidiary) to the Company or any Subsidiary, other than in each case Exempted Designated Person Transactions.

4.11     Transactions with Affiliates and Designated Persons.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "Affiliate Transaction"), or any series or related Affiliate Transactions, other than Exempted Affiliate Transactions, unless:

                  (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Company or that Restricted Subsidiary from a Person that is not an Affiliate of the Company or that Restricted Subsidiary; and

                  (ii) the Company delivers to the Trustee an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction.

         (b) The foregoing restrictions shall not apply to: (i) transactions exclusively between or among (A) the Company and one or more Restricted Subsidiaries that are Guarantors or (B) a Restricted Subsidiary and one or more Restricted Subsidiaries that are Guarantors; provided, however, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary; (ii) reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements provided on behalf of such directors, officers and employees; (iii) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and/or one or more Subsidiaries, on the one hand, and any other Person with which the Company or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis; (iv) loans and advances to employees of the Company and the Restricted Subsidiaries in respect of commissions, business expenses, travel and relocation and other similar expenses in the ordinary course of business; and
(v) any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Qualified Equity Interests.

         (c) Notwithstanding anything to the contrary in the Indenture, on and after the Issue Date, the Company will not, and the Company will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, SAC Holding (irrespective of whether SAC Holding is an Affiliate of one or more Designated Persons) or any Affiliate of SAC Holdings or any Person in which one or more Designated Persons beneficially own in the aggregate more than 1% of the Equity Interests of such Person, other than Exempted Designated Person Transactions (provided that this paragraph shall not prevent transactions between or among the Company and any of its Subsidiaries in accordance with the provisions of the Indenture).

4.12     Liens.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist
(a) any Lien of any nature whatsoever against (other than Permitted Liens) any Collateral; or (b) any Lien of any nature whatsoever (other than Permitted Liens) against any other assets of the Company or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, which Lien secures Indebtedness, unless contemporaneously therewith: (i) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and (ii) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

4.13     Business Activities.

         The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

4.14     Corporate Existence.

         (a) Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) its rights (charter and statutory), licenses and franchises and those of its Subsidiaries material to its and its Subsidiaries' business; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

         (b) The Company shall do or cause to be done all things necessary to ensure that the Dormant Subsidiaries (a) shall remain inactive, (b) shall not engage in any business activities (other than winding up or dissolution), (c) shall not have assets with an aggregate fair market value in excess of $100,000, and (d) shall not have any annual operating expenditures or other liabilities.

         (c) The Company represents that INW is the subject of an Insolvency Proceeding (as defined in the New Credit Agreement) as of the Issue Date.

4.15     Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of any Change of Control, each Holder will have the right to require that the Company purchase that Holder's Notes for a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company shall mail, or cause to be mailed, to the Holders a notice:

                  (i) describing the transaction or transactions that constitute the Change of Control,

                  (ii) offering to purchase, pursuant to the procedures of this Agreement and described in the notice (a "Change of Control Offer"), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) (the "Change of Control Payment Date") and for the Change of

         Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

                  (iii) describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

         The provisions of this Section 4.15 require the Company to make a Change of Control Offer following a Change of Control and shall be applicable regardless of whether any other provisions of this Agreement are applicable. The Company may, at any time and from time to time, acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of this Article IV. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (A) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (B) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, however, that each such new Note shall be in a principal amount of $1 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and all other provisions of this Agreement applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. In addition, the Company shall not be required to make a Change of Control Offer, as provided under this
Section 4.15, if, in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer; provided, however, that the terms and conditions of such contemplated Change of Control are described in reasonable detail to the Holders in the notice delivered in connection with such Change of Control Offer.

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

4.16     Designation of Unrestricted Subsidiaries.

         (a) The Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary under this Agreement (a "Designation") only if:

                  (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

                  (ii) the Company would be permitted to make, at the time of such Designation, (A) a Permitted Investment pursuant to clause (20) of the definition of Permitted Investment or (B) an Investment pursuant to
         Section 4.07(a) hereof, in either case, in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest in such Subsidiary on such date.

         (b) No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

                  (i) has no Indebtedness other than Non-Recourse Debt;

                  (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Company or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

                  (iii) is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results; and

                  (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Company or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted under Section 4.07 hereof.

         (c) If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.09 hereof or the Lien is not permitted under Section 4.12 hereof, the Company shall be in default of the applicable covenant.

         (d) The Company may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

                  (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

                  (ii) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Agreement. All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

4.17 Limitation on Issuance or Sale of Equity Interests of Restricted Subsidiaries.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (a) to the Company, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, if any, on a pro rata basis, at Fair Market Value, or (b) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this Section
4.17 but is subject to Section 4.10 hereof.

4.18     Additional Note Guarantees.

         If, after the Issue Date, (i) the Company or any Restricted Subsidiary shall acquire or create another Subsidiary (other than a Subsidiary that has been designated an Unrestricted Subsidiary) or (ii) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary, then, in each such case, the Company shall cause such Restricted Subsidiary to: (A) execute and deliver to the Trustee (1) a supplemental indenture substantially in the form of Exhibit C hereto and (2) a notation of guarantee in respect of its Note Guarantee substantially in the form of Exhibit B hereto; and (B) deliver to the Trustee an Opinion of Counsel to the effect that each of such supplemental indenture and notation of guarantee (1) has been duly authorized, executed and delivered by such Restricted Subsidiary and (2) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms, in which case the Trustee is authorized and directed to execute and deliver such Supplemental Indenture.

4.19     Limitations on Sale and Leaseback Transactions.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided, however, that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

                  (a) the Company or such Restricted Subsidiary could have (i) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to Section 4.09 hereof and (ii) incurred a Lien to secure such Indebtedness without being required to equally and ratably secure the Notes pursuant to Section 4.12 hereof;

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                  (b) the gross cash proceeds of such Sale and Leaseback
         Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

                  (c) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with Section 3.08 or Section 4.10 hereof, as applicable.

4.20     Payments for Consent.

         The Company and the Guarantors shall not, and shall not permit any Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement, the Notes or the Security Documents unless that consideration is offered to be paid and is paid to all Holders of the Notes that consent, waiver or agree to amend in the time frame described in the solicitation documents relating to that consent, waiver or agreement, as applicable.

                                   ARTICLE V

                                   SUCCESSORS

5.01     Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case;

                  (i) either:

                          (1) the Company will be the surviving or continuing
                  Person; or

                          (2) the Person formed by or surviving such
                  consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture, all of the obligations of the Company under the Notes, this Agreement and the Security Documents;

                  (ii) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (i)(2) above and

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         the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

                  (iii) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (i)(2) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (1) the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (2) the Company or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

         For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

         Except as provided in Sections 10.04 and 10.05 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Company or a Wholly-Owned Restricted Subsidiary.

5.02     Successor Corporation Substituted.

         Upon any consolidation or merger of the Company or a Guarantor, or any conveyance, lease or transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, in which the Company or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Agreement, the Notes, the Note Guarantees and the Security Documents with the same effect as if such surviving entity had been named therein as the Company or such Guarantor and, except in the case of a conveyance, transfer or lease, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Company's or such Guarantor's other obligations and covenants under the Notes, this Agreement, its Note Guarantee and the Security Documents, if applicable; provided, however, that the surviving entity shall have assumed all of the obligations of the acquired Person incurred under this Agreement, the Notes, the Note Guarantees and the Security Documents as provided in Section 5.01.

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                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

6.01     Events of Default.

         Each of the following is an "Event of Default":

                  (a) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

                  (b) failure by the Company to pay the principal of any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

                  (c) failure by the Company to comply with any of its agreements or covenants described under Sections 3.08, 4.07, 4.09, 4.10, 4.15 and 5.01 hereof;

                  (d) failure by the Company to comply with any other agreement or covenant in this Agreement or the Security Documents and continuance of this failure for 30 days after notice of the failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

                  (e) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Company or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

                  (i) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

                  (ii) results in the acceleration of such Indebtedness prior to its express final maturity or

                  (iii) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (i), (ii) or (iii) has occurred and is continuing, aggregates $10 million or more;

                  (f) one or more judgments or orders that exceed $10 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

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                  (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its assets,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case,

                  (ii) appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or

                  (iii) orders the liquidation of the Company or any Significant Subsidiary;

                  and the order or decree remains unstayed and in effect for 60 days;

                  (i) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Agreement) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Agreement and the Note Guarantee); or

                  (j) an "Event of Default" occurs and is continuing under any of the Security Documents or the Company or any Guarantor repudiates any of its obligations under any of the Security Documents, or any of the Security Documents become unenforceable against any of them for any reason which continues for 30 days after written notice from the Trustee or holders of at least 25% in outstanding principal amount of Notes or the loss of the perfection or priority of the Liens granted by any of them pursuant to the Security Documents occurs for any reason.

6.02     Acceleration.

         (a) If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company) shall have occurred and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate

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

principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Agreement. If an Event of Default specified in clause (g) or
(h) of Section 6.01 hereof occurs with respect to the Company, all outstanding Notes shall become due and be immediately payable without any further action or notice.

         (b) If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Agreement or in the Notes to the contrary notwithstanding.

6.03     Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

6.04     Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or premium or interest on, the Notes (including in connection with an offer to purchase) (provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

6.05     Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the

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Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Agreement that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

6.06     Limitation on Suits.

         A Holder of a Note may institute a proceeding with respect to this Agreement or for any remedy hereunder only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Agreement to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

         However, the limitations set forth in this Section 6.06 do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in Section 6.01(a) hereof).

6.07     Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

6.08     Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company and the Guarantors for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent

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

lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

6.09     Trustee May File Proofs of Claim.

         The Trustee is authorized to file (and the Collateral Agent, upon instruction of the Trustee, shall join in such filing or separately file) such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), any of their respective creditors or any of their respective property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under this Indenture and the Security Documents, including under Sections 7.07 and 11.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under this Indenture and the Security Documents, including Sections 7.07 and 11.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

6.10     Priorities.

         Any money or other property collected by the Trustee pursuant to this
Article VI shall be paid in the following order:

                  First: to the Trustee (including any predecessor Trustee) and the Collateral Agent (including any predecessor Collateral Agent), and their respective agents and attorneys for amounts due under Sections
         7.07 and 11.06 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind,

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

         according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

6.11     Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or a suit by a Holder of a Note pursuant to Section 6.07 hereof.

6.12     Actions of a Holder.

         For the purpose of providing any consent, waiver or instruction to the Company or the Trustee, a "Holder" or "Noteholder" shall include a Person who provides to the Company or the Trustee, as the case may be, an affidavit of beneficial ownership of a Note together with a satisfactory indemnity against any loss, liability or expense to such party to the extent that it acts upon such affidavit of beneficial ownership (including any consent, waiver or instructions given by a Person providing such affidavit and indemnity).

                                  ARTICLE VII

                                    TRUSTEE

7.01     Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Agreement and the Trustee need perform only those duties that are specifically set forth in this Agreement and no others, and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

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                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph (c) does not limit the effect of paragraphs
         (b) or (d) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) No provision of this Agreement shall require the Trustee to expend or risk its own funds or incur any or risk liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Agreement at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (e) Whether or not therein expressly so provided, every provision of this Agreement that in any way relates to the Trustee is subject to Sections 7.01(a), (b), (c) and (d).

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

7.02     Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection (which may include counsel to the Company) and the advice of such counsel or any Opinion of Counsel shall be full and

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

complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

         (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

         (e) Unless otherwise specifically provided in this Agreement, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it sees fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Guarantors, personally or by agent or attorney, and shall incur no liability of any kind by reason of such inquiry or investigation.

         (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Agreement.

         (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, Depositary Custodian and other Person employed to act hereunder.

         (j) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officer's Certificate may be signed by any Person authorized to sign an Officer's Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

         (k) The permissive right of the Trustee to take any action under this Agreement shall not be construed as a duty to so act.

7.03     Individual Rights of Trustee.

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         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. The Trustee shall comply with Section 310(b) of the TIA. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

7.04     Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement, the Notes or the Note Guarantees, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Agreement, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the issuance or sale of the Notes or pursuant to this Agreement other than its certificate of authentication.

         The Trustee makes no representations as to the value, condition or adequacy of the Collateral or any part thereof, or as to the title of the Company or any Guarantor thereto or as to the security afforded or intended to be afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity, attachment, perfection, priority or enforceability of the Liens in any of the Collateral created or intended to be created by this Indenture or any Security Document. The Trustee shall have no responsibility to make or to see to the making of any recording, filing or registration of any instrument or notice (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or reregistration of any thereof) at any time in any public office or elsewhere for the purpose of perfecting, maintaining the perfection of or otherwise making effective the Lien of this Indenture or any Security Document or for any other purpose, and shall have no responsibility for insuring the Collateral or for paying any taxes, charges or assessments on or relating to the Collateral or for otherwise maintaining the Collateral, including, but not limited to, compliance with Environmental Laws, the investigation or remediation of Hazardous Materials, or any other environmental matter affecting the Company, any Guarantor or the Collateral or any part thereof.

         The Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.

         Except as required in connection with fulfilling its obligations pursuant to Section 7.05 and Section 7.06 hereof, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Collateral Document by the Company, any Guarantor or any other Person that is a party thereto or bound thereby.

7.05     Notice of Defaults.

         If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default (a) in payment of principal of, premium, if any, or

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

interest on any Note or (b) in compliance with Section 5.01 hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

7.06     Reports by Trustee to Holders of the Notes.

         Within 60 days after each September 1 beginning with the September 1 following the date of this Agreement, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(1) and Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

7.07     Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Agreement and services hereunder as the Company and the Trustee shall agree to in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, including reimbursement for any payments made by the Trustee to the Collateral Agent for any fees, expenses, indemnities or other amounts owed to the Collateral Agent by the Company or any Guarantor under this Indenture, the Security Documents or the Restated SAC Notes Escrow Agreement. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee and any predecessor Trustee and their employees, officers, directors and agents against any and all losses, liabilities or expenses incurred by it or them arising out of or in connection with the acceptance or administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreement (including this Section 7.07) and the Notes against the Company and this Agreement, the Notes and the Note Guarantees against the Guarantors and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable

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

fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which shall not be unreasonably withheld.

         In addition to the foregoing, to the extent resulting from or in connection with the execution, delivery, enforcement, performance, or administration of this Indenture or any Security Document, and except to the extent arising from the gross negligence or willful misconduct of the Trustee, the Company shall defend, indemnify, and hold harmless the Trustee and any predecessor Trustee and their employees, officers, directors and agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (x) any personal injury (including wrongful death), property damage (real or personal) or natural resource damage arising out of or related to such Hazardous Materials; (y) any third party claim brought or threatened, settlement reached, or government order, or any policies or requirements of the Trustee, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees, court costs, and litigation expenses, and (z) any violations of Environmental Laws.

         For purposes of this Section 7.07 and Section 7.04 hereof:

         "Hazardous Materials" means, without limit, any pollutant, contaminant or hazardous, toxic, medical, biohazardous, or dangerous waste, substance, constituent or material, defined or regulated as such in, or for the purpose of, any applicable Environmental Law, including, without limitation, any asbestos, any petroleum, oil (including crude oil or any fraction thereof), any radioactive substance, any polychlorinated biphenyls, any toxin, chemical, disease-causing agent or pathogen, and any other substance that gives rise to liability under any applicable Environmental Law; and

         "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended, and any other applicable federal, state, local, or foreign statute, rule, regulation, order, judgment, directive, decree, permit, license or common law as in effect now, previously, or at any time during the term of this Indenture, and regulating, relating to, or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release or discharge of any Hazardous Material into the environment, the use, manufacture, production, refinement, generation, handling, treatment, storage, transport or disposal of any Hazardous Material or otherwise concerning pollution or the protection of the outdoor or indoor environment, or human health or safety in relation to exposure to Hazardous Materials.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge or termination of this Agreement.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that

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

held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge or termination of this Agreement.

         In addition to and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

7.08     Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Agreement. The successor Trustee shall mail a notice of its succession to

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

Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

         If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

7.09     Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

7.10     Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Agreement shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

7.11     Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

7.12     Co-trustees and Separate Trustees.

         At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least a majority in principal amount of the Notes then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within fifteen
(15) days after the receipt by it of

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

a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

         Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

         (a) the Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

         (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

         (c) the Company and the Trustee, at any time by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee, and in that case, by an instrument in writing executed with the Trustee jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Company shall not have joined in the execution of any instrument within 10 days after the receipt of a written request from the Trustee so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Company, the Company hereby irrevocably appointing the Trustee its agent and attorney to act for it in such connection in either of such contingencies;

         (d) neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

         (e) any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

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8.01     Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

8.02     Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors discharged with respect to the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Note Guarantees, respectively, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Agreement referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Agreement (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article II and Section 4.02 hereof, (c) the rights, powers, trusts, duties, indemnities, privileges and immunities of the Trustee hereunder and the Company's and each Guarantor's obligations in connection therewith and (d) this Article VIII. Subject to compliance with this
Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

8.03     Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and
4.19 hereof and clause (iii) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but,

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

except as specified above, the remainder of this Agreement and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f), Section 6.01(i) and Section 6.01(j) hereof shall not constitute Events of Default.

8.04     Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust;

                  (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Agreement, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Agreement, the New Credit Agreement, the Term Loan B Notes or any other material agreement or instrument to

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

         which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                  (g) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer's Certificate, clauses (a), (b) and/or (c), (d), (e) and (f) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b) and/or (c) and (e) of this
         Section 8.04 have been complied with.

8.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Agreement, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

8.06     Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

8.07     Reinstatement.

         If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or such cash or U.S. Government Obligations are insufficient to pay the principal of and interest on the Notes when due, then the Company's and the Guarantor's obligations under this Agreement, the Notes and the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof; provided, however, that, if the Company makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

9.01     Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Agreement, the Company, the Trustee and the Collateral Agent may amend or supplement this Agreement, the Note Guarantees, the Security Documents or the Notes without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes in the case of a merger or acquisition by a successor to the Company or such Guarantor pursuant to Article V hereof;

                  (d) to make any change that does not materially adversely affect the legal rights hereunder of any Holder of the Notes;

                  (e) to enter into additional or supplemental Security Documents; or

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

                  (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Agreement under the TIA.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee and/or the Collateral Agent, as applicable, of the documents described in Section 7.02 hereof, the Trustee and/or the Collateral Agent, as applicable, shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Agreement and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent shall be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, liabilities, privileges, indemnities or immunities under this Agreement or otherwise.

9.02     With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company, the Trustee and the Collateral Agent may amend or supplement this Agreement (including
Section 4.15 hereof), the Note Guarantees, the Security Documents and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default (other than a Default in the payment of the principal of, premium or interest on the Notes) under, or compliance with any provision of, this Agreement, the Note Guarantees, the Security Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), no waiver or amendment to this Agreement may make any change in the provisions of Article XII hereof that adversely affects the rights of any Holder of Notes.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and/or the Collateral Agent, as applicable, of the documents described in Section 7.02 hereof, the Trustee and/or the Collateral Agent, as applicable, shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's or Collateral Agent's own rights, duties, liabilities, privileges, indemnities or immunities under this Agreement or otherwise, in which case each of the Trustee and the Collateral Agent may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

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         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Agreement, the Notes or the Security Documents. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) change the maturity of any Note;

                  (b) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

                  (c) change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

                  (d) make any Note payable in money or currency other than that stated in the Notes;

                  (e) modify or change any provision of this Agreement or its related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the rights of any Holder;

                  (f) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Agreement, the Notes or the Security Documents;

                  (g) impair the rights of Holders to receive payments of principal of or interest on the Notes;

                  (h) release any Guarantor from any of its obligations under its Note Guarantee or this Agreement, other than as permitted by this Agreement;

                  (i) release all or substantially all of the Collateral from the Lien hereunder or under the Security Documents (except in accordance with the provisions hereof or thereof); or

                  (j) make any change in these amendment and waiver provisions.

         Any amendment to Section 4.15 or the related definitions that could adversely affect the rights of any Holder shall require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

         In connection with any amendment, supplement or waiver, the Company may, but shall not be obligated to, offer any Holder who consents to such amendment, supplement or waiver, or

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to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

9.03     Compliance with Trust Indenture Act.

         Every amendment or supplement to this Agreement or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

9.04     Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

9.05     Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

9.06     Trustee to Sign Amendments, etc.

         Each of the Trustee and the Collateral Agent, as applicable, shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect its rights, duties, liabilities, privileges, indemnities or immunities. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, each of the Trustee and the Collateral Agent shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized by this Agreement.

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                                   ARTICLE X

                                 NOTE GUARANTEES

10.01    Guarantee.

         Subject to this Article X, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Agreement.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such

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obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. Each Guarantor that makes payments under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor.

10.02    Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the New Credit Agreement and the Term Loan B Notes permitted under Section 4.09 hereof) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Agreement, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

10.03    Execution and Delivery of Note Guarantee.

         To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit B shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Agreement shall be executed on behalf of such Guarantor by an Officer.

         Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Agreement or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Agreement on behalf of the Guarantors.

10.04    Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 10.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

                  (a) either:

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                  (i) such Guarantor will be the surviving or continuing Person;
         or

                  (ii) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and this Agreement;

                  (b) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

                  (c) the Company delivers to the Trustee an Officer's Certificate stating that such consolidation, merger or transfer and its Note Guarantee, if any, complies with this Agreement.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Agreement as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Note Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles IV and V hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

10.05    Releases Following Sale of Assets.

         In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of any Guarantor then held by the Company and the Restricted Subsidiaries, or the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary or any Guarantor is released from its Guarantees of Indebtedness of the Company such that such Guarantor would not be required to provide a Guarantee of the Notes under Section 4.18 hereof, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Equity Interests of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or

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substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided, however, that (i) the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Agreement, to the extent required thereby, and (ii) such sale, other disposition or designation would not result in a Default hereunder. Upon delivery by the Company or a Guarantor to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Agreement, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee, and subject to Section 11.04 hereof, the Collateral Agent, at the direction of the Trustee and at the expense of the Company, shall execute any documents reasonably required to release the assets disposed of in such transaction.

         Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Agreement as provided in this Article X.

                                   ARTICLE XI

                               COLLATERAL; ESCROW

11.01    Delivery of Security Documents.

         Not later than the Issue Date, the Company and the Guarantors party thereto shall have executed and delivered to the Trustee and the Collateral Agent, for the benefit of the Secured Parties:

                  (a) the Pledge Agreement;

                  (b) the Security Agreement;

                  (c) Mortgages with respect to the Sale Property and the Surplus Property;

                  (d) the Pay Proceeds Agreements;

                  (e) certificates representing the Oxford Stock;

                  (f) the Sale Agreements;

                  (g) all documents and instruments, including Uniform Commercial Code financing statements, required by law to be filed, registered or recorded to create or perfect the Liens in the Collateral intended to be created by the Security Agreement and the Mortgages; and

                  (h) all documents and instruments required to be delivered as of the Issue Date under the Security Documents, including any title insurance policies, casualty insurance policies and policy endorsements, as well as any opinions of counsel, as may be required thereunder.

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

11.02    Recording and Opinions.

         Not later than the Issue Date, the Company and the Guarantors, at their sole expense, will cause the Security Documents to be recorded, registered and filed in such manner and in such places as may be necessary to create or perfect the Liens in the Collateral intended to be created by the Security Agreement and the Mortgages. Thereafter, until the release of the Collateral as provided in
Section 11.04 or in the Security Documents, the Company and the Guarantors, at their sole expense, will cause the Security Documents to be re-recorded, re-registered or refilled in such manner and in such places as may be necessary in order to fully preserve and protect the Liens in the Collateral created by the Security Documents.

         The Company shall furnish to the Collateral Agent and the Trustee promptly after the Issue Date (and in any case within 60 days of the Issue Date) and on each anniversary of the Issue Date, an Opinion of Counsel as of such date in each jurisdiction where Collateral, including without limitation Sale Property and Surplus Property, is located, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien created by the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior opinions of counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 13 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment. In the event that the Mortgages must be amended, modified or supplemented as a condition to the giver of any of the opinions of counsel required pursuant to this Section 11.02 being able to furnish such opinion, then, subject to Section
9.06 hereof, the Trustee and the Collateral Agent shall execute and deliver such amendments, modifications or supplements as requested by the giver of the opinion of counsel.

11.03    Possession and Use of Collateral.

         So long as no Event of Default has occurred and is continuing, the Company and the Guarantors will have the right to remain in possession of and exercise complete control over the Collateral, except for such of the Collateral as is required to be in the possession of the Collateral Agent in order to perfect the Liens in such Collateral granted by the Security Documents.

11.04    Release and Disposition of Collateral.

         The Collateral shall be released from the Lien of the Security Documents as expressly provided therein and as follows:

         (a) In connection with and to the extent necessary to complete any Asset Sale of the Collateral permitted under Section 4.10 hereof;

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

         (b) Upon satisfaction and discharge of this Agreement as provided in
Article XIII hereof; and

         (c) Upon Legal Defeasance or Covenant Defeasance as provided in Article VIII hereof.

         Notwithstanding the foregoing, any non-cash consideration received in an Asset Sale involving the Collateral shall constitute proceeds of the Collateral and shall remain subject to a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties. In furtherance of the forgoing, the Company hereby grants to the Collateral Agent a security interest in all non-cash assets received by the Company in consideration of an Asset Sale of Collateral, including without limitation all accounts, chattel paper, commodity accounts, commodity contracts, Deposit Accounts, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights, noncash proceeds, payment intangibles, and supporting obligations. The Company and the Guarantors, at their sole expense, shall execute, deliver, record, file and register any and all documents and instruments necessary to create and perfect such Lien.

         To the extent applicable, the Company shall cause TIA Section 314(d) to be complied with in connection with any release of Collateral from the Liens of the Security Documents. Any certificate or opinion required by TIA Section 314(d) may be made by means of an Officer's Certificate, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

11.05    Escrowed Restated SAC Notes.

Not later than the Issue Date, the Company and U-Haul shall have executed and delivered to the Trustee the Restated Notes Escrow Agreement and deposited with the Trustee the Escrowed Restated SAC Notes to be held in the Restated Notes Escrow. The Company and U-Haul shall take all actions necessary or appropriate to cause principal payments, principal pre-payments, Capital Proceeds Contingent Interest (as defined in the Restated SAC Notes) under the Escrowed Restated SAC Notes and any Net Available Proceeds from the sale of Escrowed Restated SAC Notes to be delivered by the makers of such Escrowed Restated SAC Notes directly to the Collateral Agent to be held in the Restated Note Escrow Account, including, without limitation execution of Pay Proceeds Agreements in respect of the Escrowed Restated SAC Notes (provided that, other than Capital Proceeds Contingent Interest, and except following the occurrence and during the continuation of an Event of Default, no interest that is paid on account of the Escrowed Restated SAC Notes, including, without limitation Cash Flow Contingent Interest, Pay Rate Interest and Basic Interest (all as defined in the Restated SAC Notes) shall be subject to delivery to the Collateral Agent and all such interest may be paid directly to the depositor of such Escrowed Restated SAC Notes). The Restated SAC Notes Escrow Account shall constitute Collateral pursuant to the Security Agreement, shall be a Deposit Account opened at the Collateral Agent or The Bank of New York, as depository bank, and shall be pledged to and under the exclusive control of and held in the name of the Collateral Agent pursuant to the Security Agreement. All proceeds from the payment of principal due under the Escrowed Restated SAC Notes received and identified as such by the Trustee or the Collateral Agent, regardless of whether such proceeds are deposited in the Restated SAC Notes Escrow

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

Account, shall be held as Collateral under the Security Agreement and promptly deposited into the Restated SAC Notes Escrow Account.

All amounts received in the Restated SAC Notes Escrow Account shall be promptly remitted by the Collateral Agent directly to the 3.08(b) Account for purposes of mandatory redemption of the Notes in accordance with Section 3.08 of this Agreement.

11.06    Collateral Agent.

         (a) The Bank of New York will also serve as Collateral Agent for the benefit of the Holders. The Collateral Agent is hereby duly constituted and appointed as agent by Trustee to hold the liens and security interests in and to the Collateral on Trustee's behalf. Trustee and the Holders hereby authorize and direct the Collateral Agent to enter into the Security Documents. Upon further instruction of Trustee, the Collateral Agent shall enter into any other Security Documents that the Trustee deems necessary or advisable to carry out the purposes of the Security Documents.

         (b) The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time as required or permitted by this Indenture. The Collateral Agent shall not release or terminate any Lien on any Collateral unless and until it shall have received instructions in respect thereof from Trustee.

         (c) The Company will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent.

         (d) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens granted pursuant to the Security Documents.

         (e) In acting as Collateral Agent, the Collateral Agent may rely upon and enforce each and all of the rights, powers, protections, immunities, indemnities and benefits of the Trustee under Sections 7.02, 7.03, 7.04, 7.07,
7.08 and 7.09 mutatis mutandis, and, in connection therewith, references to the Trustee shall be deemed to include the Collateral Agent and references to the Indenture shall be deemed to include the Security Documents and the Restated SAC Notes Escrow Agreement.

         (f) Each successor Trustee will become the successor Collateral Agent as and when the successor Trustee becomes the Trustee unless, at the time such successor Trustee becomes Trustee, the immediately preceding Trustee was not the Collateral Agent.

11.07    Authorization of Actions to Be Taken.

         (a) Each Holder, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents, and authorizes and empowers each of the Trustee and the Collateral Agent to bind the Holders as set forth in the Security Documents and to perform its obligations and exercise its rights and powers thereunder.

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

         (b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders any funds collected or distributed under the Security Documents and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents. Funds received into the 3.08(b) Account and the Restated SAC Notes Escrow Account shall be held by Collateral Agent as Collateral in Deposit Accounts or investment accounts established pursuant to the Security Agreement. Such Deposit Accounts or investment accounts will be under the exclusive control of Collateral Agent within the meaning of Uniform Commercial Code Sections 9-314, 9-104, 9-106 and 8-106 and neither the Company nor any Guarantor shall have any right to direct the disposition of such accounts until the liens and security interest granted therein in favor of the Collateral Agent have been terminated. The Collateral Agent and Trustee are further authorized and empowered to receive and hold as Collateral certificated securities and notes pledged to the Collateral Agent pursuant to the Security Documents.

         (c) Notwithstanding any provision of this Indenture or any Security Document to the contrary, the Collateral Agent shall take such action with respect to the Collateral and the Security Documents (including, but not limited to, exercising the rights and remedies provided therein) as directed in writing by the Trustee, provided that the Collateral Agent shall not be obligated to take any action which is in conflict with any provisions of law, this Indenture or the Security Documents or with respect to which the Collateral Agent has not received adequate security.

         (d) The Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

                  (i) foreclose upon or otherwise enforce any or all of the Liens granted by the Security Documents;

                  (ii) enforce any of the terms of the Security Documents; or

                  (iii) collect and receive payment of any and all amounts owing under this Indenture, the Notes and the Security Documents.

         (e) The Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens granted by the Security Documents or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.

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

         (f) The Collateral Agent shall not be personally liable for any acts, omissions, errors of judgment or mistakes of fact or law made, taken or omitted to be made or taken by it in accordance with this Indenture or any Security Document (including acts, omissions, errors or mistakes with respect to the Collateral), except to the extent resulting from the Collateral Agent's gross negligence or willful misconduct. In no event shall the Collateral Agent be liable for incidental, indirect, special or consequential damages, regardless of the form of action and even if the same were foreseeable. Notwithstanding anything set forth herein to the contrary, the Collateral Agent shall have a duty of reasonable care with respect to any Collateral which is delivered to the Collateral Agent and is in the Collateral Agent's possession and control.

         (g) The Collateral Agent shall not be liable for any claims, losses, liabilities, damages, costs, expenses and judgments (including reasonable attorneys' fees and expenses) due to forces beyond the reasonable control of the Collateral Agent, including strikes, work stoppages, acts of God, and interruptions, losses or malfunctions of utilities, communications or computer (software or hardware) services.

         (h) The Collateral Agent shall have no duty as to any Collateral in its possession or control, other than those duties specifically set forth herein, or the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

         (i) Except as otherwise provided in the Security Documents, all moneys received by the Collateral Agent under or pursuant to any provision of this Indenture or any Security Document shall be paid over or delivered to the Trustee in the form received (with any necessary endorsements) for application by the Trustee pursuant to the provisions of this Indenture.

         (j) The Collateral Agent may execute any power and perform any duty under this Indenture or any Security Document either directly or by or through agents, nominees or attorneys in fact. The Collateral Agent may act and conclusively rely, and shall be protected in acting and conclusively relying on, the opinion or advice of, or information obtained from, any counsel (which shall include counsel to the Company), accountant, appraiser or other expert or adviser, whether retained or employed by the Collateral Agent or the Trustee in relation to any matter in connection with this Indenture, the Security Documents or any other document, instrument or writing. The Collateral Agent shall be entitled to rely on the advice of counsel selected by it concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for any acts or omissions, including any negligence or misconduct, of any agents, nominees or attorneys in fact selected by it with due care.

         (k) The Collateral Agent may consult with counsel, accountants and other experts selected by it, and any advice or opinion of such counsel, accountants or other expert shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.

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         (l) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of facsimile, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Indenture or any Security Document.

         (m) If the Collateral Agent has been requested or is otherwise required to take action pursuant to this Indenture or any Security Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Indenture or any Security Document unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Collateral Agent. Under no circumstances shall the Collateral Agent be required to expend or risk its own funds or incur or risk any liability.

         (n) The Collateral Agent shall be obliged to perform such duties and only such duties as are specifically set forth in this Indenture or any Security Document, and no implied covenants or obligations shall be read into this Indenture or any Security Document against the Collateral Agent. The Collateral Agent shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Trustee.

11.08    Co-Collateral Agents and Separate Collateral Agents.

         (a) Notwithstanding any other provisions of this Indenture or any other Security Document, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Collateral Agent shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-collateral agent or co-collateral agents, or separate collateral agent or separate collateral agents, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Collateral, or any part thereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Collateral Agent may reasonably consider necessary or desirable for such purpose. No co-collateral agent or separate collateral agent shall be required to meet the terms of eligibility as a successor trustee under Section 7.10 hereof and no notice to Holders of the appointment of any co-collateral agent or separate collateral agent shall be required under Section 7.08 hereof.

         (b) Every co-collateral agent or separate collateral agent shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent shall be conferred or imposed upon and exercised or performed by the Collateral Agent and such co-collateral agent or separate collateral agent jointly (it being understood that such separate co-collateral agent or separate collateral agent is not

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

         authorized to act separately without the Collateral Agent joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-collateral agent or separate collateral agent, but solely at the direction of the Collateral Agent; and

                  (ii) the Collateral Agent may at any time accept the resignation of or remove any co-collateral agent or separate collateral agent.

         (c) Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each of the then co-collateral agents or separate collateral agents, as effectively as if given to each of them. Every instrument appointing any co-collateral agent or separate collateral agent shall refer to this Indenture and the conditions of this Section 11.08. Each co-collateral agent or separate collateral agent, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Collateral Agent or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Collateral Agent. Every such instrument shall be filed with the Collateral Agent.

         (d) Any co-collateral agent or separate collateral agent may at any time constitute the Collateral Agent, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture and the Security Documents on its behalf and in its name. If any co-collateral agent or separate collateral agent shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Collateral Agent, to the extent permitted by law, without the appointment of a new or successor co-collateral agent or separate collateral agent.

                                  ARTICLE XII

                                  SUBORDINATION

12.01    Agreement to Subordinate.

         The Company agrees, and each Holder by accepting a Note agrees, that except as set forth in Section 3.08, the Indebtedness evidenced by, and the payment of principal of and interest on, the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Discharge of all Senior Indebtedness, and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. All provisions of this Article XII shall be subject in all respects to Section 3.08, Section 12.11 and Section 12.12 hereof.

12.02    Liquidation, Dissolution or Bankruptcy.

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         Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company (an "Insolvency Event"), all Senior Indebtedness shall first be paid in full in cash or Discharged, or payment provided for in cash or Cash Equivalents, in a manner satisfactory to the holders of Senior Indebtedness, before any direct or indirect payments or distributions, including, without limitation, by exercise of set-off, of any cash, property or securities on account of principal of or interest on the Notes and to that end the holders of Senior Indebtedness shall be entitled to receive (pro rata on the basis of the respective amounts of Senior Indebtedness held by them) directly, for application to the payment thereof (to the extent necessary to pay in full in cash or Discharge all Senior Indebtedness after giving effect to any substantially concurrent payment or distribution to or provision for payment to the holders of such Senior Indebtedness), any payment or distribution of any kind or character, whether in cash, property or securities, to which the Holders of the Notes would be entitled but for this Article XII, except that the Holders of the Notes may receive and retain (i) equity securities of the Company or debt securities of the Company that are subordinated to Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to the Senior Indebtedness pursuant to this Article XII and (ii) the proceeds of any sale of Collateral regardless of whether such sale occurs in respect of or in connection with an Insolvency Event. The holders of Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the Holders if the Holders or any of them do not file, and there is not otherwise filed on behalf of the Holders, a proper claim or proof of claim in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claim or claims.

12.03    Default on Senior Indebtedness.

         The Company may not make any direct or indirect payment to the Trustee or any Holder of principal of or interest on, the Notes, whether pursuant to the terms of the Notes or this Indenture, upon acceleration or otherwise, if at the time of such payment there exists (i) a default in the payment of all or any portion of the Obligations owing in connection with any Senior Indebtedness, or
(ii) any other default under any document or instrument governing or evidencing any Senior Indebtedness, and the Trustee has received written notice of such default from an authorized representative of the holders of Senior Indebtedness, and, in either case, such default shall not have been cured or waived in writing; provided, however, that if within the period specified in the next sentence with respect to a default referred to in clause (ii) above, the holders of Senior Indebtedness have not declared the Senior Indebtedness to be immediately due and payable (or have declared such Senior Indebtedness to be immediately due and payable and within such period have rescinded such acceleration), then and in that event, payment of principal of and interest on the Notes shall be resumed. With respect to any default under clause (ii) above, the period referred to in the preceding sentence shall commence upon receipt by the Trustee of a written notice or notices of the commencement of such period from such representative, and shall end at the completion of the 180th day after the beginning of such period. Only one such 180 day period may commence within any 360 consecutive days. Upon

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

termination of any such period, the Company shall resume payments on account of the principal of and interest on the Notes, subject to the provisions of this
Article XII.

12.04    Obligations of the Trustee and the Holders.

         (a) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the Notes at a time when such payment is prohibited by such provision before the Senior Indebtedness is paid in full in cash or Discharged, then and in such event, such payment or distribution shall be received and held in trust by the Trustee or such Holders apart from their other assets and paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay in full in cash or Discharge the obligations under such Senior Indebtedness in accordance with its terms and after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         (b) Nothing contained in this Article XII will limit the right of the Trustee or the Holders of the Notes to take any action to accelerate the maturity of the Notes; provided, however, that the right of the Holders to receive any payment from the Company of principal of, or interest on, the Notes upon such acceleration shall be subject to the provisions of Section 12.03 hereof.

         (c) Upon any payment or distribution of assets or securities referred to in this Article XII, the Trustee and the Holders shall be entitled to rely
(i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending; (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the authorized representatives for the respective holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

         (d) In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

12.05    Subrogation.

         Upon the payment in full in cash or Discharge of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, the Senior Indebtedness pursuant to the provisions of this Article XII and to the rights of the holders of Senior Indebtedness to receive payments or

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

distributions of assets of the Company made on the Senior Indebtedness until the Notes shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of Senior Indebtedness of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article XII, and no payment over pursuant to the provisions of this Article XII to holders of Senior Indebtedness by the Holders, shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be payment by Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article XII are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness, on the one hand, and the Holders of the Notes, on the other hand.

         If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied, pursuant to the provisions of this Article XII, to the payment of Senior Indebtedness, then and in each such case, the Holders shall be entitled to receive from the holders of Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all in full in cash or Discharge all Senior Indebtedness.

12.06    Obligations of Company Unconditional.

         Nothing contained in this Article XII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon the occurrence of a Default or Event of Default under this Indenture, subject to the rights, if any, under this
Article XII of the holders of Senior Indebtedness in respect of cash, property or securities of the Company or any Guarantor received upon the exercise of any such remedy.

         The failure by the Company to make a payment on account of principal of, or interest on, the Notes by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

12.07    Notice by the Company.

         The Company shall give prompt written notice to the Trustee and the Paying Agent of any fact known to the Company which would prohibit the making of any payment on or in respect of the Notes, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness provided in this Article XII. Notwithstanding the provisions of this Article XII or any other provision of this Indenture or the Notes, neither the Trustee nor the Paying Agent shall be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or in respect of the Notes, unless and until the Trustee and the Paying Agent shall have received written notice thereof from the Company or the respective authorized representatives for the respective holders of Senior Indebtedness, and, prior to the

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

receipt of any such written notice, subject to the provisions of this Article XII, the Trustee and the Paying Agent shall be entitled in all respects to assume no such facts exist. Nothing contained in this Section 12.07 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article XII. This Section 12.07 shall not apply to any amount payable to the Trustee under Section 3.08.

12.08    Right as Holder of Senior Indebtedness.

         The Trustee or any Holder in its individual capacity shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or such Holder of any of its rights as such holder.

12.09    Reinstatement.

         The provisions of this Article XII shall continue to be effective or be reinstated, and the Senior Indebtedness shall not be deemed to be paid in full or Discharged, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made. This Section 12.09 shall survive the satisfaction and Discharge or termination of this Agreement.

12.10    Rights of Trustee and Paying Agent.

         Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of any facts that would prohibit the making of any such payments, unless not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee shall have received at the Corporate Trust Office of the Trustee written notice of facts that would cause the payment of any principal of and interest on the Notes to violate this Article XII. The Company, the Registrar or co-registrar, the Paying Agent, an authorized representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issuer of Senior Indebtedness has an authorized representative, only such representative may give the notice. The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights.

12.11    Trust Moneys Not Subordinated.

         Notwithstanding anything contained hereto the contrary, payments to the Holders of the Notes from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the terms and provisions of this Article XII, and none of the Holders or the Trustee shall be obligated to pay over any such amounts to any holder of Senior Indebtedness provided, however, that this Section shall not apply if at such time as such money or proceeds were delivered to the Trustee pursuant to Article XIII, such money or proceeds were not permitted to be delivered pursuant to Section 12.03.

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

12.12    No Subordination with respect to Collateral.

         Notwithstanding anything contained herein to the contrary, neither (i) payments to the Holders of the Notes pursuant to Section 3.08 hereof nor (ii) payments to the Holders of the Notes in respect of the exercise of any rights with respect to the Collateral under the Security Documents nor (iii) payments to the Holders of the Notes that are otherwise in respect of the Collateral shall be subordinated to the prior payment of any Senior Indebtedness or subject to the terms and provisions of this Article XII, and none of the Holders or the Trustee shall be obligated to pay over any such amounts to any holder of Senior Indebtedness. In addition, nothing contained herein shall in any way restrict or prohibit the Holders of the Notes, the Trustee or the Collateral Agent from taking any action to enforce the rights and remedies provided to the Secured Parties with respect to the Collateral under the Security Documents or applicable law.

12.13    Trustee to Effectuate Subordination.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness as provided in this Article XII, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes.

12.14    Trustee Not Fiduciary for Holders of Senior Indebtedness.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise, except to the extent such mistake is as a result of the gross negligence or willful misconduct of the Trustee.

12.15    Reliance by Holders of Senior Indebtedness on Subordination Provisions.

         Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

12.16    Trustee's Rights.

         The Trustee's rights to compensation, reimbursement of expenses and indemnification under Sections 6.10 and 7.07 are not subordinated.

                                  ARTICLE XIII

                           SATISFACTION AND DISCHARGE

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13.01    Satisfaction and Discharge.

         This Agreement shall be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes issued hereunder, when either:

                  (a) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

                  (b) (i) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to Section 3.07 or Section 3.08 hereof, and the Company has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

                      (ii) the Company has paid all sums payable by it under this Agreement and the Security Documents,

                      (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

                      (iv) the Holders have a valid, perfected, exclusive security interest in this trust.

         In addition, the Company shall deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

13.02    Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Agreement, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Agreement and the Notes shall be revived and reinstated as though no deposit had occurred

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pursuant to Section 13.01; provided, however, that if the Company has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE XIV

                                  MISCELLANEOUS

14.01    Trust Indenture Act Controls.

         If any provision of this Agreement limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

14.02    Notices.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

                  AMERCO
                  1325 Airmotive Way, Suite 100
                  Reno, Nevada 89502-3239

                  Telecopier No.:  (775) 688-6338
                  Attention:  Assistant Treasurer

         With a copy to:

                  Squire, Sanders & Dempsey L.L.P.
                  Two Renaissance Square
                  40 North Central Avenue
                  Suite 2700
                  Phoenix, Arizona  85004
                  Telecopier No.:  (602) 253-8129
                  Attention:  Christopher D. Johnson, Esq.

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

         If to the Trustee or the Collateral Agent:

                  The Bank of New York
                  101 Barclay Street - 8W
                  New York, New York  10286
                  Telecopier:  (212) 815-5707
                  Attention:  Corporate Trust Administration

         The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and at the time received, if sent by mail or overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar and shall be deemed received by such Holder five Business Days after being deposited in the mail postage prepaid if mailed, and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee, the Collateral Agent and each Agent at the same time.

14.03    Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Agreement or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

14.04    Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Agreement, the Company shall furnish to the Trustee:

                  (a) an Officer's Certificate (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Agreement relating to the proposed action have been satisfied; and

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

                  (b) an Opinion of Counsel (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

14.05    Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

14.06    Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

14.07    No Personal Liability of Directors, Officers, Employees and
Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees, this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

14.08    Governing Law.

         THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT

SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

14.09    Waiver of Trial by Jury.

          The Company and each Guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, trial by jury and any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.

14.10    Consent to Service of Process.

The Company and each Guarantor irrevocably consents, to the fullest extent it may effectively do so under applicable law, to the service of process of any of the courts identified in Section 14.08 in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company and Guarantor at the address set forth herein for the Company, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

14.11    No Adverse Interpretation of Other Agreements.

         This Agreement may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Agreement.

14.12    Successors.

         All agreements of the Company in this Agreement and the Notes shall bind its successors. All agreements of the Trustee in this Agreement shall bind its successors. All agreements of each Guarantor in this Agreement shall bind its successors, except as otherwise provided in Sections 10.04 and 10.05.

14.13    Severability.

         In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.14    Counterpart Originals.

         The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

14.15    Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed in their respective capacities as set forth below as of the date first written

                                 AMERCO

                                 By: /s/ Gary V. Klinefelter
                                     ___________________________________________
                                    Name:    Gary V. Klinefelter
                                    Title:   Secretary

                           GUARANTORS:

                           AMERCO REAL ESTATE COMPANY, a Nevada corporation

                           AMERCO REAL ESTATE SERVICES, INC. a Nevada corporation

                           AMERCO REAL ESTATE COMPANY OF ALABAMA, INC., an Alabama corporation

                           AMERCO REAL ESTATE COMPANY OF TEXAS, INC. a Texas corporation

                           ONE PAC COMPANY, a Nevada corporation

                           TWO PAC COMPANY, a Nevada corporation

                           THREE PAC COMPANY, a Nevada corporation

                           FOUR PAC COMPANY, a Nevada corporation

                           FIVE PAC COMPANY, a Nevada corporation

                           SIX PAC COMPANY, a Nevada corporation

                           SEVEN PAC COMPANY, a Nevada corporation

                           EIGHT PAC COMPANY, a Nevada corporation

                           NINE PAC COMPANY, a Nevada corporation

                           TEN PAC COMPANY, a Nevada corporation

                           ELEVEN PAC COMPANY, a Nevada corporation

                           TWELVE PAC COMPANY, a Nevada corporation

                           FOURTEEN PAC COMPANY, a Nevada corporation

                           FIFTEEN PAC COMPANY, a Nevada corporation

                           SIXTEEN PAC COMPANY, a Nevada corporation

                           SEVENTEEN PAC COMPANY, a Nevada corporation

                           NATIONWIDE COMMERCIAL CO., an Arizona corporation

                           PF&F HOLDINGS CORPORATION, a Delaware corporation

                           YONKERS PROPERTY CORPORATION, a New York corporation

                           By:  /s/ Carlos Vizcarra
                               _________________________________________________
                                 Carlos Vizcarra, President

                                 EMOVE, INC., a Nevada corporation

                                 WEB TEAM ASSOCIATES, INC. a Nevada corporation

                           By:  /s/ Thomas Tollison
                               _________________________________________________
                                 Thomas Tollison, Secretary

                           U-HAUL INSPECTIONS LTD., a British Columbia corporation

                           By:  /s/ Wolfgang Bromba
                               _________________________________________________
                                 Wolfgang Bromba, Secretary

                           U-HAUL INTERNATIONAL, INC., a Nevada corporation

                           A & M ASSOCIATES, INC., an Arizona corporation

                           U-HAUL SELF-STORAGE CORPORATION, a Nevada corporation

                           U-HAUL SELF-STORAGE MANAGEMENT (WPC), INC., a Nevada corporation

                           U-HAUL BUSINESS CONSULTANTS, INC., an Arizona corporation

                           U-HAUL LEASING & SALES CO., a Nevada corporation

                           U-HAUL CO. OF ALABAMA, INC., an Alabama corporation

                           U-HAUL CO. OF ALASKA, an Alaska corporation

                           U-HAUL CO. OF ARIZONA, an Arizona corporation

                           U-HAUL CO. OF ARKANSAS, an Arkansas corporation

                           U-HAUL CO. OF CALIFORNIA, a California corporation

                           U-HAUL CO. OF COLORADO, a Colorado corporation

                           U-HAUL CO. OF CONNECTICUT, a Connecticut corporation

                           U-HAUL CO. OF DISTRICT OF COLUMBIA, INC., a District of Columbia corporation

                           U-HAUL CO. OF FLORIDA, a Florida corporation

                           U-HAUL CO. OF GEORGIA, a Georgia corporation

                           U-HAUL OF HAWAII, INC., a Hawaii corporation

                           U-HAUL CO. OF IDAHO, INC., an Idaho corporation

                           U-HAUL CO. OF IOWA, INC., an Iowa corporation

                           U-HAUL CO. OF ILLINOIS, INC., an Illinois corporation

                           U-HAUL CO. OF INDIANA, INC., an Indiana corporation

                           U-HAUL CO. OF KANSAS, INC., a Kansas corporation

                           U-HAUL CO. OF KENTUCKY, a Kentucky corporation

                           U-HAUL CO. OF LOUISIANA, a Louisiana corporation

                           U-HAUL CO. OF MASSACHUSETTS AND OHIO, INC., a Massachusetts corporation

                           U-HAUL CO. OF MARYLAND, INC., a Maryland corporation

                           U-HAUL CO. OF MAINE, INC., a Maine corporation

                           U-HAUL CO. OF MICHIGAN, a Michigan corporation

                           U-HAUL CO. OF MINNESOTA, a Minnesota corporation

                           U-HAUL COMPANY OF MISSOURI, a Missouri corporation

                           U-HAUL CO. OF MISSISSIPPI, a Mississippi corporation

                           U-HAUL CO. OF MONTANA, INC., a Montana corporation

                           U-HAUL CO. OF NORTH CAROLINA, a North Carolina corporation

                           U-HAUL CO. OF NORTH DAKOTA, a North Dakota corporation

                           U-HAUL CO. OF NEBRASKA, a Nebraska corporation

                           U-HAUL CO. OF NEVADA, INC., a Nevada corporation

                           U-HAUL CO. OF NEW HAMPSHIRE, INC., a New Hampshire corporation

                           U-HAUL CO. OF NEW JERSEY, INC. a New Jersey corporation

                           U-HAUL CO. OF NEW MEXICO, INC., a New Mexico corporation

                           U-HAUL CO. OF NEW YORK, INC., a New York corporation

                           U-HAUL CO. OF OKLAHOMA, INC., an Oklahoma corporation

                           U-HAUL CO. OF OREGON, an Oregon corporation

                           U-HAUL CO. OF PENNSYLVANIA, a Pennsylvania corporation

                           U-HAUL CO. OF RHODE ISLAND, a Rhode Island corporation

                           U-HAUL CO. OF SOUTH CAROLINA, INC. a South Carolina corporation

                           U-HAUL CO. OF SOUTH DAKOTA, INC., a South Dakota corporation

                           U-HAUL CO. OF TENNESSEE, a Tennessee corporation

                           U-HAUL CO. OF TEXAS, a Texas corporation

                           U-HAUL CO. OF UTAH, INC., a Utah corporation

                           U-HAUL CO. OF VIRGINIA, a Virginia corporation

                           U-HAUL CO. OF WASHINGTON, a Washington corporation

                           U-HAUL CO. OF WISCONSIN, INC., a Wisconsin corporation

                           U-HAUL CO. OF WEST VIRGINIA, a West Virginia corporation

                           U-HAUL CO. OF WYOMING, INC., a Wyoming corporation

                           U-HAUL CO. (CANADA) LTD. U-HAUL CO. (CANADA) LTEE, an Ontario corporation

                           By: /s/ Gary V. Klinefelter
                              _________________________________________________
                                 Gary V. Klinefelter, Secretary

                           THE BANK OF NEW YORK, as Trustee

                           By: /s/ Stacey B. Poindexter
                              _________________________________________________
                                 Name: Stacey B. Poindexter
                                 Title: Assistant Vice President

                                    EXHIBIT A

   [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

                                 [FACE OF NOTE]

                                     AMERCO

                 12% Senior Subordinated Secured Notes due 2011

                                                       CUSIP Number: 023586 AL 4
                                                       ISIN Number: US023586AL41

No. A-1                                                             $148,646,137

         AMERCO, a Nevada corporation (the "COMPANY"), promises to pay to CEDE & CO., or its registered assigns, the principal sum of ONE HUNDRED FORTY EIGHT MILLION SIX HUNDRED FORTY SIX THOUSAND ONE HUNDRED THIRTY SEVEN DOLLARS ($148,646,137) on March 15, 2011.

         Interest Payment Dates: March 15, June 15, September 15 and December 15, commencing June 15, 2004.

         Record Dates:  March 1, June 1, September 1 and December 1.

Additional provisions of this Note are set forth on the reverse side of this Note.

                                 AMERCO

                                 By:___________________________________________
                                    Name:
                                    Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Dated:  _______________, ____

______________________________________, as Trustee

By:   __________________________________

Authorized                   Signatory      [BACK           OF             NOTE]

                                 [BACK OF NOTE]

                 12% SENIOR SUBORDINATED SECURED NOTES DUE 2011

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         INTEREST. AMERCO, a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12% per annum from March 15, 2004 until maturity. The Company will pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 15, 2004. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1, June 1, September 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least ten Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         INDENTURE. The Company issued the Notes under an Indenture dated as of March 15, 2004 (the "Indenture") between the Company, the Guarantors listed on the signature pages therein (the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $148,646,137 million in aggregate principal amount.

         OPTIONAL REDEMPTION.

At any time after the Issue Date, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Calendar Year                         Percentage
-------------                         ----------
2004                                    102.0%
2005                                    101.5%
2006                                    101.0%
2007 and thereafter                     100.0%

         Any such optional redemption shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

         MANDATORY REDEMPTION.

         Notwithstanding any provision in the Indenture to the contrary, (i) the Net Available Proceeds of some or all of the Collateral resulting from one or more Asset Sales and (ii) an amount equal to 75% of any Net PWC litigation Recovery in excess of $50.0 million in the aggregate shall be used by the Company to redeem Notes at a redemption price of 100% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon to the applicable redemption date.

         Any such mandatory redemption shall be made within 90 days of the receipt of Net Available Proceeds or Net PWC Litigation Recovery requiring such redemption, and shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

         REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1 may be redeemed in part but only in whole multiples of $1, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1 and integral multiples of $1. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

         PERSONS DEEMED OWNERS. The Holder of a Note may be treated as its owner for all purposes.

         AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article II of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder; to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or acquisition by a successor to the Company pursuant to Article V of the Indenture; to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture); to make any change that would not materially adversely affect the legal rights hereunder of any Holder of the Notes; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of the Notes when the same becomes due and payable at maturity, upon redemption, upon purchase, upon acceleration or otherwise; (iii) failure by the Company to comply with any of its agreements or covenants described under Section 3.08, 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture;
(iv) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding and Additional Notes, if any, voting as a single class to comply with certain other agreements in the Indenture and the Security Documents; (v) default under certain other agreements relating to an aggregate amount of Indebtedness of the Company equal to or exceeding $10 million which default results in, among other things, the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money in excess of $10 million in the aggregate (net of amounts covered by insurance or bonded) that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (viii) except as permitted by the Indenture, any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and such Note Guarantee); and (ix) events of default under the documents securing the payment of the Notes. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

         TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its

Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

         AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  AMERCO
                  1325 Airmotive Way, Suite 100
                  Reno, Nevada   89502-3239
                  Attention:  Assistant Treasurer

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  ______________________

                               Your Signature:__________________________________
                                              (Sign exactly as your name
                                               appears on the face of this Note)

Signature Guarantee*:  ________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                         [ ] Section 4.10      [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, state the amount you elect to have purchased:

                                 $____________________

Date:  ______________________

                              Your Signature:___________________________________
                                              (Sign exactly as your name appears
                                               on the face of this Note)

                                 Tax Identification No.:

Signature Guarantee*:  ________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                            Principal Amount     Signature of
                                       Amount of           Amount of        [at maturity] of      authorized
                                      decrease in         increase in       this Global Note      officer of
                                    Principal Amount    Principal Amount     following such       Trustee or
                                    [at maturity] of    [at maturity] of      decrease (or        Depositary
Date of Exchange                    this Global Note    this Global Note       increase)           Custodian
----------------                    -----------------   ----------------     ---------------     ------------

* This schedule should be included only if the Note is issued in global form.

                                    EXHIBIT B

                          FORM OF NOTATION OF GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture (defined below) and subject to the provisions in the Indenture dated as of March 15, 2004 (the "Indenture") among AMERCO, the Guarantors listed on the signature pages thereto and The Bank of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in
Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                   [Guarantors' Signature Blocks to be Provided]

                                    EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of AMERCO (or its permitted successor), a Nevada corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and______________________________, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of________________, 2004 providing for the issuance of an aggregate principal amount of up to $_______________ of ____% Senior Subordinated Secured Notes due 2011 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 4.18 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

         (a) Along with all Guarantors named in the Indenture, to jointly and severally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that:

                   (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

         (b) The obligations hereunder shall be full and unconditional, irrespective of the validity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

         (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

         (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

         (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

         (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

         (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article X of the Indenture, this Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

         EXECUTION AND DELIVERY. The Guaranteeing Subsidiary agrees that this Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

         (j) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                   (i) subject to Sections 10.04 and 10.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

                   (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

         (k) In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

         (l) Except as set forth in Articles IV and V and Section 10.04 of
Article X of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         RELEASES.

         (m) In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of any Guarantor then held by the Company and the Restricted Subsidiaries, or the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary or any Guarantor is released from its Guarantees of Indebtedness of the Company such that such Guarantor would not be required to provide a Guarantee of the Notes under Section 4.18 of the Indenture, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Equity Interests of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided, however, that the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

         (n) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article X of the Indenture.

         NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

         NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, ____

                                 [GUARANTEEING SUBSIDIARY]

                                 By:____________________________________________
                                     Name:
                                     Title:

                                 [Guarantors' Signature Blocks to be Provided]

                                                                      SCHEDULE G

                             SCHEDULE OF GUARANTORS

         The following schedule lists each Guarantor under the Indenture as of the Issue Date:

ENTITY                                                         STATE OF INCORPORATION
------                                                         ----------------------
Amerco Real Estate Company                                     NV
Amerco Real Estate Company of Alabama, Inc.                    AL
Amerco Real Estate Company of Texas, Inc.                      TX
Amerco Real Estate Services, Inc.                              NV
One PAC Company                                                NV
Two PAC Company                                                NV
Three PAC Company                                              NV
Four PAC Company                                               NV
Five PAC Company                                               NV
Six PAC Company                                                NV
Seven PAC Company                                              NV
Eight PAC Company                                              NV
Nine PAC Company                                               NV
Ten PAC Company                                                NV
Eleven PAC Company                                             NV
Twelve PAC Company                                             NV
Fourteen PAC Company                                           NV
Fifteen PAC Company                                            NV
Sixteen PAC Company                                            NV
Seventeen PAC Company                                          NV
Nationwide Commercial Co.                                      AZ
PF&F Holdings Corporation                                      DE
A&M Associates, Inc.                                           AZ
eMove, Inc.                                                    NV
U-Haul Business Consultants, Inc.                              AZ
U-Haul Co. of Alabama, Inc.                                    AL
U-Haul Co. of Alaska                                           AK
U-Haul Co. of Arizona                                          AZ
U-Haul Co. of Arkansas                                         AR
U-Haul Co. of California                                       CA
U-Haul Co. of Colorado                                         CO
U-Haul Co. of Connecticut                                      CT
U-Haul Co. of District of Columbia, Inc.                       DC
U-Haul Co. of Florida                                          FL
U-Haul Co. of Georgia                                          GA

U-Haul of Hawaii, Inc.                                         HI
U-Haul Co. of Iowa, Inc.                                       IA
U-Haul Co. of Idaho, Inc.                                      ID
U-Haul Co. of Illinois, Inc.                                   IL
U-Haul Co. of Indiana, Inc.                                    IN
U-Haul Co. of Kansas, Inc.                                     KS
U-Haul Co. of Kentucky                                         KY
U-Haul Co. of Louisiana                                        LA
U-Haul Co. of Massachusetts and Ohio, Inc.                     MA
U-Haul Co. of Maryland, Inc.                                   MD
U-Haul Co. of Maine, Inc.                                      ME
U-Haul Co. of Michigan                                         MI
U-Haul Co. of Minnesota                                        MN
U-Haul Co. of Mississippi                                      MS
U-Haul Company of Missouri                                     MO
U-Haul Co. of Montana, Inc.                                    MT
U-Haul Co. of North Carolina                                   NC
U-Haul Co. of North Dakota                                     ND
U-Haul Co. of Nebraska                                         NE
U-Haul Co. of Nevada, Inc.                                     NV
U-Haul Co. of New Hampshire, Inc.                              NH
U-Haul Co. of New Jersey, Inc.                                 NJ
U-Haul Co. of New Mexico, Inc.                                 NM
U-Haul Co. of New York, Inc.                                   NY
U-Haul Co. of Oklahoma, Inc.                                   OK
U-Haul Co. of Oregon                                           OR
U-Haul Co. of Pennsylvania                                     PA
U-Haul Co. of Rhode Island                                     RI
U-Haul Co. of South Carolina, Inc.                             SC
U-Haul Co. of South Dakota, Inc.                               SD
U-Haul Co. of Tennessee                                        TN
U-Haul Co. of Texas                                            TX
U-Haul Co. of Utah, Inc.                                       UT
U-Haul Co. of Virginia                                         VA
U-Haul Co. of Washington                                       WA
U-Haul Co. of West Virginia                                    WV
U-Haul Co. of Wisconsin, Inc.                                  WI
U-Haul Co. of Wyoming, Inc.                                    WY
U-Haul International, Inc.                                     NV
U-Haul Leasing & Sales Co.                                     NV
U-Haul Self-Storage Corporation                                NV
U-Haul Self-Storage Management (WPC), Inc.                     NV
Web Team Associates, Inc.                                      NV
Yonkers Property Corporation                                   NY
UU-Haul Inspections Ltd.                                       Ontario, Canada

U-Haul Co. (Canada) Ltd. U-Haul Co. (Canada) Ltee              British Columbia, Canada

                                      C-8